===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  AMGEN INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                       Gordon M. Binder
                                                       Chairman and Chief
                                                       Executive Officer
                              [LOGO OF AMGEN INC.]
                                                       Amgen Inc.
                                                       One Amgen Center Drive
                                                       Thousand Oaks, CA
                                                       91320-1799
                                                       805.447.1000

March   , 1999

DEAR STOCKHOLDER:

   You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Tuesday, May 4, 1999, at 10:30 A.M., Pacific Daylight Time, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California.

   At this year's meeting, you will be asked to (i) elect three directors; (ii) approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company;
(iii) approve the material terms of the performance goals under which MIP
Section 162(m) Awards (as defined herein) are to be paid; (iv) approve the Company's Amended and Restated 1991 Equity Incentive Plan, as amended to (a) extend the term of such plan, (b) delete provisions of such plan that permit the repricing of outstanding options and the cancellation and regrant of options, and (c) make certain other conforming changes to such plan, and as restated in 1999 to reflect such amendments and all prior amendments; and (v) ratify the selection of the independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

   Your Board of Directors unanimously believes that election of its nominees for directors; approval of the amendment to the Restated Certificate of Incorporation, as amended; approval of the material terms of the performance goals under which MIP Section 162(m) Awards (as defined herein) are to be paid; approval of the Company's Amended and Restated 1991 Equity Incentive Plan, as amended and restated as described above; and ratification of its selection of independent auditors are in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote FOR Items 1, 2, 3, 4 and 5 on the enclosed proxy card.

   In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

   I personally look forward to greeting those Amgen stockholders able to attend the meeting. If you plan to attend the Annual Meeting, please complete and return the postage paid reply card enclosed with the Proxy Statement. We will then send a map to you with directions to the Regent Beverly Wilshire Hotel and an admission badge to the Annual Meeting.

   It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. Therefore, please sign, date and promptly mail the enclosed proxy in the prepaid envelope provided.

   Thank you.

                                          Sincerely,

                                          /s/ Gordon M. Binder
                                          Gordon M. Binder
                                          Chairman of the Board
                                           and Chief Executive Officer

                                  AMGEN INC.
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1799

                             --------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1999

                             --------------------

TO THE STOCKHOLDERS OF AMGEN INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 4, 1999, at 10:30 A.M., Pacific Daylight Time, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212, for the following purposes:

  1. To elect three directors to hold office until the Annual Meeting of Stockholders in the year 2002;

  2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 750,000,000 shares to 1,500,000,000 shares;

  3. To approve the material terms of the performance goals under which MIP
     Section 162(m) Awards (as defined herein) are to be paid under the Amended and Restated Management Incentive Plan;

  4. To approve the Company's Amended and Restated 1991 Equity Incentive Plan, as amended to (a) extend the term of such plan, (b) delete provisions of such plan that permit the repricing of outstanding options and the cancellation and regrant of options, and (c) make certain other conforming changes to such plan, and as restated in 1999 to reflect such amendments and all prior amendments;

  5. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999; and

  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 8, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ George A. Vandeman
                                        George A. Vandeman
                                        Secretary

Thousand Oaks, California
March   , 1999

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                  AMGEN INC.
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1799

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Amgen Inc., a Delaware corporation (the "Company" or "Amgen"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 4, 1999, at 10:30 A.M., Pacific Daylight Time (the "Annual Meeting"), or at any continuation, postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212.

   On February 26, 1999, the Company effected a two-for-one stock split in the form of a 100% stock dividend. All share and per-share information presented herein is on a post-split basis, except where specifically indicated otherwise.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's common stock (the "Common Stock") in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $15,000, plus reasonable out-of-pocket expenses. The Company will also be assisted in the solicitation of proxies by Batchelder & Partners, Inc.; the Company has previously engaged Batchelder & Partners, Inc. to provide general corporate advisory services and no additional fee will be paid for the solicitation of proxies.

   The Company intends to mail this proxy statement and accompanying proxy
card on or about March   , 1999 to all stockholders entitled to vote at the
Annual Meeting.

Stockholder Proposals

   Stockholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Stockholders in the year 2000 (the "2000 Annual Meeting") may do so by following the procedures prescribed in the Company's Amended and Restated Bylaws (the "Bylaws") and in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in the Company's 2000 proxy statement, stockholder proposals must be received by the Company's Secretary no later than November 26, 1999. The Company's Bylaws provide that stockholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to such meeting (provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, the notice must be received not later than the close of business on the tenth day following the date on which the notice of the date of such meeting was mailed or the public disclosure was made). Such notice must include (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (e) if applicable, the consent of each nominee to serve as director of the Company if so elected. While the Board will consider stockholder proposals, the Company however reserves the right to omit from the Company's 2000 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on March 8, 1999, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 8, 1999, there were outstanding and entitled to
vote            shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and (4) proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal, except for Proposal 2 (amendment to the Restated Certificate), where broker non-votes will have the effect of a vote against that proposal.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 27-4-A, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

   There are three directors in the class whose respective terms of office expire in 1999, all of whom are nominees for election to the Board. If elected at the Annual Meeting, each of the nominees, Mr. William K. Bowes, Jr., Ms. Judith C. Pelham and Mr. Kevin W. Sharer, would serve until the Annual Meeting in the year 2002 and until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the Annual Meeting of
 Stockholders in the Year 2002

WILLIAM K. BOWES, JR.

   Mr. William K. Bowes, Jr., age 72, has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment firm, since July 1981. Mr. Bowes also serves as a director of Applied Micro-Circuits, Inc., Lynx, Inc., Xoma Corporation and several privately held U.S. Venture Partners portfolio companies.

JUDITH C. PELHAM

   Ms. Judith C. Pelham, age 53, has served as a director of the Company since May 1995. She has been President and Chief Executive Officer of Mercy Health Services, a unified system of institutions, programs and services established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit, since 1993. From 1987 to 1993, she was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas.

KEVIN W. SHARER

   Mr. Kevin W. Sharer, age 51, has served as a director of the Company since November 1992. He also has served as President and Chief Operating Officer of the Company since October 1992. Prior to joining the Company, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation, a telecommunications company, from April 1989 to October 1992 and served in numerous executive capacities at General Electric Company from February 1984 to March 1989. Mr. Sharer also serves as a director of Unocal Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2000 Annual Meeting

GORDON M. BINDER

   Mr. Gordon M. Binder, age 63, has served as a director of the Company since October 1988. He joined the Company in 1982 as Vice President-Finance and was named Senior Vice President-Finance in February 1986. Mr. Binder was elected Chief Executive Officer in October 1988 and Chairman of the Board in July 1990.

FREDERICK W. GLUCK

   Mr. Frederick W. Gluck, age 63, has served as a director of the Company since February 1998. Mr. Gluck is currently a consultant to McKinsey & Company, Inc. Mr. Gluck joined Bechtel Group, Inc. in February 1995, and served as Vice Chairman and Director from January 1996 to July 1998. Mr. Gluck joined McKinsey & Company, Inc. in 1967, serving as Managing Director from 1988 to 1994, and retired from that firm in February 1995. Mr. Gluck is currently a director of ACT Networks, Inc., Columbia/HCA Healthcare Corporation, Thinking Tools, Inc., the New York Presbyterian Hospital, and serves on advisory councils for PricewaterhouseCoopers and Russell Reynolds Associates, Inc.

FRANKLIN P. JOHNSON, JR.

   Mr. Franklin P. Johnson, Jr., age 70, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson has been a private venture capital investor for more than five years. He is also Chairman of the Board of Boole & Babbage, Inc. and a director of Applied MicroCircuits Corporation and IDEC Pharmaceuticals Corporation and several private companies.

Directors Continuing in Office Until the 2001 Annual Meeting

JERRY D. CHOATE

   Mr. Jerry D. Choate, age 60, has served as a director of the Company since August 1998. In January 1999, Mr. Choate retired as Chairman of the Board and Chief Executive Officer of The Allstate Corporation, an insurance company holding company where he had held such positions since January 1995. Prior to becoming Chairman of Allstate in January 1995, Mr. Choate served as President and Chief Executive Officer of Allstate from August 1994 to January 1995; and had previously held various management positions at Allstate since 1962.

STEVEN LAZARUS

   Mr. Steven Lazarus, age 67, has served as a director of the Company since May 1987. Since July 1994, he has been the managing general partner of ARCH Venture Partners, L.P., an early stage venture capital partnership. He was President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation and was also dean at the Graduate School of Business, the University of Chicago, from October 1986 to July 1994. Mr. Lazarus also serves as a director of the National Venture Capital Association, New Era of Networks, Inc., Nanophase Technologies Corporation, Primark Corporation; and as Chairman of the Board of Directors of The Northwestern Healthcare Network, Chicago, Illinois.

GILBERT S. OMENN

   Dr. Gilbert S. Omenn, age 57, has served as a director of the Company since January 1987. He has been the Executive Vice President for Medical Affairs at the University of Michigan and Chief Executive Officer of the University of Michigan Health System since September 1997. Previously, Dr. Omenn was the Dean of the School of Public Health and Community Medicine at the University of Washington from 1982 to September 1997. Dr. Omenn also is a director of Rohm & Haas Company.

Board Committees and Meetings

   The Board of Directors, which held seven meetings during the year ended December 31, 1998, has an Audit Committee, a Compensation Committee, an Executive Committee, a New Hire Stock Option Committee, a Nominating Committee and a Strategy Committee.

   The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the year ended December 31, 1998, the Audit Committee met twice. Mr. Bowes serves as Chairman, and Dr. Omenn and Ms. Pelham serve as members of the Audit Committee.

   The Compensation Committee sets guidelines for the administration of all salaries within the Company, approves recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels. During the year ended December 31, 1998, the Compensation Committee met eight times. Mr. Johnson serves as Chairman, and Messrs. Gluck and Lazarus serve as members of the Compensation Committee.

   The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the Bylaws of the Company and as specifically granted by the Board of Directors. During the year ended December 31, 1998, the Executive Committee met twice. Mr. Binder serves as Chairman, and Messrs. Bowes and Johnson serve as members of the Executive Committee.

   The New Hire Stock Option Committee principally grants stock options to non-officer employees upon commencement of employment with the Company and its subsidiaries in accordance with the guidelines established by the Compensation Committee. During the year ended December 31, 1998, the New Hire Stock Option Committee did not meet, but did take action by written consent. Mr. Binder is the sole member of the New Hire Stock Option Committee and Mr. Sharer is an alternate member who may act in the absence of Mr. Binder.

   The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. During the year ended December 31, 1998, the Nominating Committee met once. Mr. Bowes serves as Chairman, and Mr. Johnson and Dr. Omenn serve as members of the Nominating Committee. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company's Bylaws.

   The Strategy Committee meets with management of the Company to review research strategies and proposals for collaborations and licensing of technology. During the year ended December 31, 1998, the Strategy Committee met three times. Mr. Lazarus serves as Chairman, and Mr. Gluck, Dr. Omenn and Ms. Pelham serve as members of the Strategy Committee.

   During the year ended December 31, 1998, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

                                  PROPOSAL 2
            PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
             INCORPORATION, AS AMENDED, TO INCREASE THE COMPANY'S
                       AUTHORIZED SHARES OF COMMON STOCK
                FROM 750,000,000 SHARES TO 1,500,000,000 SHARES

   The Board of Directors has adopted a resolution authorizing an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the Company's authorized number of shares of Common Stock from 750,000,000 shares to 1,500,000,000 shares. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

   The proposed amendment will modify the first paragraph of Article Fourth of the Restated Certificate to read as follows:

     "FOURTH: This corporation is authorized to issue two (2) classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation is authorized to issue is One Billion Five Hundred Five Million (1,505,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock and One Billion Five Hundred Million (1,500,000,000) shares shall be Common Stock, all with a par value of $.0001."

   The Company is currently authorized to issue 755,000,000 shares of capital stock, of which 750,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 1,505,000,000 shares and the number of shares of Common Stock authorized to 1,500,000,000. As of February 17, 1999, 512,103,598 shares of Common Stock were issued and outstanding, and 58,209,820 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, and for issuance of shares under the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). As of February 17, 1999, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock. Of the 5,000,000 authorized shares of Preferred Stock, 750,000 were designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), in connection with the Company's adoption of a stockholder rights plan, none of which were issued and outstanding as of February 17, 1999. The Board of Directors has approved an increase in the number of shares designated as Series A Preferred Stock from 750,000 to 1,500,000, subject to and conditioned upon the approval of the stockholders of the proposed increase in the authorized number of shares of Common Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

   On February 26, 1999, the Company effected a two-for-one stock split in the form of a 100% stock dividend, which utilized a substantial portion of the currently authorized 750,000,000 shares of Common Stock. The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. Although the Company may engage in the foregoing actions in the future, except for the issuance of additional stock options or issuances under the ESPP, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

   The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Restated Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

   The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of this amendment to the Restated Certificate to increase the Company's authorized shares of Common Stock.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                  PROPOSAL 3
            APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
        UNDER WHICH MIP SECTION 162(M) AWARDS ARE TO BE PAID UNDER THE
                AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

   In 1994, the Company's stockholders approved the material terms of the Company's performance based management incentive plan (the "Management Incentive Plan"). The Company sought such approval in response to the deductibility limits of Section 162(m) of the Internal Revenue Code, as amended (the "Code") which was enacted in 1993. Under Section 162(m) of the Code, the Company may not deduct compensation paid to certain employees in a taxable year to the extent that the compensation exceeds $1,000,000 unless such compensation is "qualified performance-based compensation" or satisfies another exception to Section 162(m) of the Code. Compensation based on the achievement of objective, pre-established performance goal(s) established by the Compensation Committee of the Board of Directors and determined pursuant to an objective formula may be excluded from Section 162(m)'s limitation on the deductibility of compensation if the material terms of the performance goals under which such compensation is to be paid are disclosed to and approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

   The effectiveness of the 1994 stockholder approval of the material terms of the Management Incentive Plan expires at the 1999 Annual Meeting of the Company's stockholders. The Company has amended the Management Incentive Plan in various respects since the 1994 stockholder approval and on February 23, 1999, subject to the stockholder approval sought in this Proposal 3, the Board of Directors approved an Amended and Restated Performance Based Management Incentive Plan (the "MIP").

   The Board of Directors has determined that it is in the best interests of the Company that certain awards paid under the MIP be eligible to qualify as performance-based compensation under Section 162(m) of the Code so that such awards are exempt from Section 162(m)'s limits on the deductibility of compensation (such awards are hereinafter referred to as "MIP Section 162(m) Awards"). As a result, the Company is now seeking stockholder approval of the material terms of the performance goals under which the MIP Section 162(m) Awards are to be paid (such performance goals are hereinafter referred to as the "MIP Section 162(m) Award Performance Goals").

   The Management Incentive Plan was established to attract and retain persons of outstanding competence, to broaden the total compensation program and to stimulate outstanding effort to bring about exceptional operating performance and to reward the contributors to this performance by providing them with a share of the resulting benefits. The MIP is intended to supplement base salary and result in total cash compensation for above average performance that exceeds the average compensation levels of comparable companies. If stockholders fail to approve the material terms of the MIP Section 162(m) Award Performance Goals at the 1999 Annual Meeting, the Management Incentive Plan will terminate as of the date of such stockholder's meeting.

  DESCRIPTION OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER WHICH MIP SECTION
                         162(M) AWARDS ARE TO BE PAID

   The following is a description of the performance goals under which MIP
Section 162(m) Awards are to be paid. A copy of the MIP can also be obtained by making written request to the Company's Secretary.

   The MIP consists of two plans: one plan for the payment of incentive awards that are intended to satisfy Code Section 162(m)'s "qualified performance-based compensation" requirements and one plan for the payment of incentive awards that are not intended to satisfy Code Section 162(m)'s "qualified performance-based compensation" requirements.

Eligibility

   All executive officers of the Company and its subsidiaries and certain other key employees of the Company and its subsidiaries nominated by the Chairman of the Board of Directors and approved by the Compensation Committee of the Board of Directors (each a "Participant") are eligible to participate in the MIP. As of December 31, 1998, 15 executive officers and 90 other key employees were eligible to participate in the MIP.

Administration

   The overall administration of the MIP is under the direction of the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The Compensation Committee is to consist solely of two or more members of the Company's Board of Directors who qualify as "outside directors" for Section 162(m) purposes. Responsibility for the operating administration of the MIP is under the direction of the Company's Vice President of Human Resources.

Incentive Award Determinations

   At the beginning of each MIP year (which has generally been the Company's fiscal year) the Compensation Committee determines and approves target incentive awards for each Participant (expressed as a percentage of such Participant's base pay), and the formula for determining the amount of incentive award to be paid. The Compensation Committee is to designate those target incentive awards intended to constitute "qualified performance based compensation" for purposes of Code Section 162(m) as "Section 162(m) Awards." Generally, a formula established by the Compensation Committee should reflect both (i) Company-wide goals ("Corporate Goals") which generally should be based on key elements of the Company's annual plan and (ii) specific goals relating to the performance of the respective Participant ("Individual Goals"). Corporate Goals and Individual Goals with respect to a MIP Section 162(m) Award must be objective and the formula with respect to a MIP Section 162(m) Award must be objective and must state the method for computing the amount of award payable to the Participant if the performance goal or goals are attained. A formula established by the Compensation Committee may provide that if certain specified goals are not met, no incentive awards will be awarded under the MIP for the MIP year to which such formula applies.

   MIP Section 162(m) Awards are paid solely on account of the attainment of one or more objective performance goals which (i) are pre-established by the Compensation Committee; (ii) are based on one or more of the business criteria listed in the following paragraph; and (iii) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is attained. However, at the discretion of the Compensation Committee, MIP Section 162(m) Awards may be paid prior to and regardless of the attainment of the Code Section 162(m) performance goals if the Participant terminates employment before the end of the MIP year and such termination was due to death, disability or a change of ownership or control of the Company. Furthermore, the Compensation Committee has the discretion to reduce the amount of the MIP Section 162(m) Award payable pursuant to the formula.

   Performance goals with respect to which MIP Section 162(m) Awards may be paid shall be based on one or more of the following business criteria: return on capital employed, revenue growth, profit after taxes, product development, research, sales, in-licensing, out-licensing, mergers, acquisitions, sales of assets or subsidiaries, litigation, human resources, information services, manufacturing, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share, management, Board of Directors composition, year 2000, finance, net income, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital, return on assets, cost reductions or savings, funds from operations, appreciation in the fair market value of common stock, total return to stockholders and earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

   A Participant may receive an award that is less than, equal to or greater than his or her target incentive award; provided however that the final award of any MIP Section 162(m) Award (including any increase above the target incentive award but excluding any decrease in the award payable) may not be discretionary but rather will be pursuant to an objective formula. The Compensation Committee, however, has the discretion to reduce the amount of the Section 162(m) Award payable pursuant to the formula.

   For any MIP year, the Compensation Committee may establish for any Participant a target incentive award intended to constitute a MIP Section 162(m) Award or a target incentive award not intended to constitute a MIP
Section 162(m) Award ("MIP Non-Section 162(m) Award"), or both. If for any MIP year, the Compensation Committee establishes for any one Participant both a target MIP Section 162(m) Award and a target MIP Non-Section 162(m) Award, the performance goals underlying the target MIP Section 162(m) Award must be different from the performance goals underlying the target MIP Non-Section 162(m) Award. Furthermore, the MIP Section 162(m) Award must be calculated separately from and without regard to the MIP Non-Section 162(m) Award and the MIP Non-Section 162(m) Award must be calculated separately from and without regard to the MIP Section 162(m) Award.

   To the extent necessary to comply with the qualified performance-based compensation requirements of Code Section 162(m), award formulas for any MIP
Section 162(m) Awards shall be adopted in each performance period by the Compensation Committee no later than the latest time permitted by Code Section 162(m) (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No MIP Section 162(m) Awards shall be paid to Participants unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goals with respect to such MIP Section 162(m) Award as required by Code Section 162(m). Although the Compensation Committee may in its sole discretion reduce a MIP Section 162(m) Award payable to a Participant pursuant to the applicable formula, the Compensation Committee may not increase the amount of a Participant's Section 162(m) Award as determined under the applicable formula (except, as discussed above, the Compensation Committee may, in its discretion, elect to pay an incentive award following termination of employment due to death, disability or a change of ownership or control of the Company).

   Promptly following the close of any MIP year, the respective managers shall evaluate the performance of the Participants, determine the extent to which Individual Goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 150%) and forward for review and approval (with respect to MIP Section 162(m) Awards, such review and approval is by the Compensation Committee). In all cases, the extent to which Individual Goals were achieved is determined only after a self-assessment has been completed. The final determination of the extent to which Corporate Goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 150%) is made by the Compensation Committee, promptly following the availability of year-end financial and technical results.

   Dollar awards to Participants are computed according to the formula established by the Compensation Committee, using, to the extent applicable to such formula, such percent achievement of Individual Goals and such percent achievement with respect to Corporate Goals.

   The benefits or amounts that will be received by or allocated to any of the Named Executive Officers (as hereafter defined) are not determinable. However, the MIP provides that the maximum amount payable under the MIP to any employee during any calendar year may not exceed $1,800,000. See "Executive Compensation--Compensation of Executive Officers--Summary Compensation Table" for amounts earned under the Management Incentive Plan by the Named Executive Officers in the fiscal year ended December 31, 1998.

Amendments

   The Company reserves the right to amend, modify or terminate the MIP, any annual incentive program under the MIP or any Participant's participation in the MIP at any time or on such conditions as the Compensation Committee deems appropriate. However, once the Compensation Committee has established the performance goals underlying a MIP Section 162(m) Award, the Compensation Committee may not change either such performance goals or the formula for computing whether such goals were met and the Compensation Committee may not increase the amount of the targeted MIP Section 162(m) Award (the Compensation Committee may, however, decrease the amount of a Participant's actual MIP
Section 162(m) Award).

                        FEDERAL INCOME TAX INFORMATION

   Awards under the MIP constitute ordinary income to the Participant for federal income tax purposes. Generally, the Company is required to withhold from incentive awards granted to employees an amount based on the amount of the award. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the employee.
                                **************
   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the material terms of the performance goals under which the MIP Section 162(m) Awards are to be paid.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                                  PROPOSAL 4
  APPROVAL OF THE AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN, AS AMENDED
                             AND RESTATED IN 1999

   The Company maintains the Amended and Restated 1991 Equity Incentive Plan (the "Amended and Restated 1991 Equity Incentive Plan") which permits the grant of incentive stock options, nonqualified stock options, stock bonuses and rights to purchase restricted stock ("Stock Awards") and which has provided that such plan shall terminate on December 31, 2000. In February 1999, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Amended and Restated 1991 Equity Incentive Plan to (i) extend the term of the Amended and Restated 1991 Equity Incentive Plan,
(ii) delete the provisions of the Amended and Restated 1991 Equity Incentive Plan permitting the repricing of outstanding options and the cancellation and regrant of options and (iii) make certain other conforming changes to the Amended and Restated 1991 Equity Incentive Plan. The Board of Directors also authorized and directed a restatement of the Amended and Restated 1991 Equity Incentive Plan to reflect such amendments and all prior amendments (the Amended and Restated 1991 Equity Incentive Plan as so restated to reflect such amendments and prior amendments is hereinafter referred to as the "Plan" or the "Plan, as Amended").

   The Board of Directors extended the term of the Plan in order to extend the period of time during which Stock Awards may be awarded with respect to the shares available for issuance under the Plan. The extension of the term of the Plan is intended to ensure that there will be a sufficient reserve of shares to permit future grants of Stock Awards to existing and new employees and directors of and consultants to the Company at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. Stock options have for years been an important part of the Company's overall compensation program. The Board of Directors believes that stock options and awards serve to attract, retain and motivate employees, directors and consultants and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Historically, the potential dilutive effect of awards under the Plan has been reduced by the Company's stock repurchase program. The Company also maintains the Amended and Restated 1997 Special Non-Officer Equity Incentive Plan pursuant to which stock options may be granted to non-officer employees of, and consultants to, the Company.

   The Plan, as Amended, is a new plan for purposes of the rules of the Code governing incentive stock options and, if approved by stockholders, will allow the Company to grant incentive stock options until February 22, 2009. The Plan, as Amended, is being submitted for stockholder approval in order to enable the Company to grant incentive stock options (within the meaning of Section 422 of the Code) under the Plan and in order to ensure that options granted under the Plan qualify for an exemption from the limitation on deductibility of compensation under Section 162(m) of the Code.

   Stockholders are requested in this Proposal 4 to approve the Plan, as Amended.

                               PLAN DESCRIPTION

   The following is a description of the material provisions of the Plan, as Amended as of February 1999. Such description is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Attachment
I. As noted below under the heading "Duration, Amendment and Termination," the Board generally has the power to amend the Plan without stockholder approval and reserves the right to do so. A copy of the Plan can also be obtained by making written request to the Company's Secretary.

General

   The Plan is intended to provide a means by which employees and directors of, and consultants to, the Company and its affiliates may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of incentive stock options, nonqualified stock options, stock bonuses and restricted stock awards. Proceeds received by the Company from the sale of Common Stock pursuant to the Stock Awards will be used for general corporate purposes.

Stock Subject to the Plan

   The shares available for issuance under the Plan are the Company's Common Stock. Following the 2-for-1 stock split in the form of a 100% stock dividend effected February 26, 1999, the number of shares authorized for issuance under the Plan is 96,000,000 (as discussed below under the heading "Adjustment Provisions" this maximum number of shares subject to the Plan is subject to adjustment upon certain changes in the Common Stock). As of February 17, 1999, 14,028,311 shares remained available for future grant under the Amended and Restated 1991 Equity Incentive Plan. If any Stock Award granted under the Plan expires or otherwise terminates without having been exercised in full, the Common Stock not purchased under the Stock Award shall again become available for issuance under the Plan. The Common Stock subject to the Plan may be unissued shares or reacquired shares, purchased on the open market or otherwise.

Administration

   The Plan is administered by the Board of Directors of the Company. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not less than two members of the Board. The Board of Directors has delegated administration of the Plan to the Compensation Committee of the Board of Directors. As used herein with respect to the Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. At any time, the Board may delegate to a committee of one or more members of the Board the authority to grant or amend options to all employees, directors or consultants or any portion or class thereof. The New Hire Stock Option Committee of the Board has been given such authority but only with respect to persons who are eligible new employees of the Company and who will not subject to Section 16 of the Exchange Act upon commencement of employment.

   The Board has the power to construe and interpret the Plan and Stock Awards granted thereunder, to establish, amend and revoke rules and regulations for its administration, and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which Stock Awards will be granted, the number of shares to be subject to each Stock Award, the time or times during the term of each Stock Award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the Stock Award. The Company pays the cost of administering the Plan.

   The Plan provides that, in the Board's discretion, directors serving on the Compensation Committee will be "outside directors" within the meaning of Code
Section 162(m) and Non-Employee Directors within the meaning of Rule 16b-3 pursuant to Section 16 of the Exchange Act.

Eligibility

   Incentive stock options may be granted under the Plan to all employees (including officers) of the Company or its affiliates (for purposes the eligibility provisions of the Plan, "affiliate" means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code). All employees (including officers) and directors of the Company or its affiliates and consultants to the Company or its affiliates, or trusts for the benefit of such an employee, director or consultant or his or her spouse or members of their immediate family ("Permitted Trusts") designated by any such employee, director or consultant, are eligible to receive Stock Awards other than incentive stock options under the Plan.

   For incentive stock options granted under the Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company or any affiliate of the Company) may not exceed $100,000. No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company (a "10% Stockholder"), unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.

   No person may receive Stock Awards for more than 1,000,000 shares of Common Stock in any calendar year (such limitation reflects the 2-for-1 stock split in the form of a 100% stock dividend effected February 26, 1999 and, as discussed below under the heading "Adjustment Provisions" such limitation is subject to adjustment upon certain changes in the Common Stock).

   As of December 31, 1998, approximately 5,500 employees of (including officers), 9 directors of (including 7 non-employee directors), and one consultant to, the Company and its affiliates were eligible to participate under the Plan.

Terms of Discretionary Options

   The following is a description of the permissible terms of options under the Plan, other than formula options awarded to non-employee directors which are described below under the heading "Terms of Non-Discretionary Formula Options Awarded to Non-Employee Directors" (the non-formula options described in this section are referred to as "Discretionary Options"). Individual Discretionary Option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price, Payment. The exercise price of Discretionary Options under the Plan must be equal to at least 100% of the fair market value of the underlying stock on the date of the option grant. In some cases (see "Eligibility" above), the exercise price of incentive stock options under the Plan may not be less than 110% of the fair market value of the underlying stock on the date of grant. For purposes of the Plan, the fair market value of a share of the Company's Common Stock on any date is currently considered to be the closing sales price of the Company's Common Stock on The Nasdaq Stock Market. On February 25, 1999, the closing sales price of the Common Stock on The Nasdaq Stock Market was $63.38.

   The exercise price of Discretionary Options granted under the Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of Common Stock of the Company that has been held for the period required to avoid a charge to the Company's earnings, (b) pursuant to a deferred payment or other arrangement, or (c) in any other form of legal consideration acceptable to the Board, including, but not limited to, payment of the purchase price pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before the stock is issued or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sale proceeds before the stock is issued.

   Transferability. Generally, optionees may designate certain specified trusts as beneficiaries with respect to Discretionary Options under the Plan. In the absence of such a designation, after the death of the optionee Discretionary Options under the Plan shall be exercisable by the person(s) to whom the optionee's rights under the Plan pass by will or by the laws of descent and distribution. Unless the Discretionary Option has been assigned pursuant to a "qualified domestic relations order," during the lifetime of an optionee who is a natural person, only the optionee may exercise the Discretionary Option. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to the restrictions on transfer which the Board deems appropriate.

   Term. The maximum term of Discretionary Options under the Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Discretionary Options under the Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised within eighteen months of the optionee's death by a person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the relationship as a director or consultant.

   Option Exercise. Discretionary options granted under the Plan will become exercisable in cumulative increments as determined by the Board. The Board has the power, at its discretion, to accelerate the beginning of the period during which an option may be exercised (the "vesting date"). Currently, outstanding options under the Plan typically vest at the rate of 25% per year during the optionee's employment or services as a consultant or director. Stock Options granted after July 1, 1997 typically provide for the acceleration of the vesting of options if the optionee voluntarily retires at or after age 60 (and such retirement is not the result of permanent and total disability). Stock Options granted in the future may be subject to different vesting terms. Generally, if any optionee shall terminate his or her employment or relationship as a director or consultant with the Company or an affiliate due to death or disability, then, in such event, the vesting date for those Discretionary Options granted to such employee, director or consultant or to the Trusts of such employee, director or consultant which have not vested as of the date of such employee's, director's or consultant's termination shall automatically be accelerated by twelve months for each full year of employment or relationship with the Company by such employee, director or consultant. The Board also has the power to accelerate the time during which a Discretionary Option may be exercised. In addition, Discretionary Options granted under the Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested or may be subject to any other restriction the Board determines appropriate. To the extent provided by the terms of a Discretionary Option, an optionee may satisfy any federal, state or local tax withholding obligations relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

   Neither an optionee nor any permitted transferee shall have any of the rights of a holder of Common Stock shares subject to an option unless and until such person has satisfied all requirements for exercise of an option pursuant to its terms.

   Grant of Reload Option upon Exercise by Surrendering Shares of Company Stock. The Board shall have the authority to include as part of any option agreement covering a Discretionary Option a provision entitling the optionee to one further option (a "Reload Option") in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the option agreement. Stock Options granted before June 23, 1998 include a provision entitling the optionee to a Reload Option. However, by resolution of the Board of Directors adopted June 23, 1998, Stock Options granted after June 23, 1998 will not include a Reload Option. The Board of Directors, however, may adopt a resolution authorizing the grant of reload options in the future.

   Any Reload Option (i) will be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such option; (ii) will have an expiration date which is the same as the expiration date of the option the exercise of which gave rise to such Reload Option; and (iii) will have an exercise price which is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option or, in the case of a Reload Option which is an incentive stock option granted to a 10% Stockholder, shall have an exercise price equal to 110% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option.

   Any Reload Option may be an incentive stock option or a nonqualified stock option, provided that the designation of any Reload Option as an incentive stock option shall be subject to the $100,000 annual limitation on exercisability of incentive stock options described under "Eligibility" above. There shall be no Reload Option on a Reload Option. Any Reload Options on Discretionary Options shall be subject to the availability of sufficient shares under the Plan and to such other terms and conditions as the Board may determine.

Terms of Non-Discretionary Formula Options Awarded to Non-Employee Directors

   The following is a description of the terms of non-discretionary formula options awarded under the Plan to non-employee directors ("Formula Options").

   On January 27 of each year, each non-employee director of the Company is automatically granted under the Plan, a non-qualified option to purchase 8,000 shares of Common Stock (such amount reflects the Company's 2-for-1 stock split in the form of a 100% stock dividend effected February 26, 1999 and, as discussed under the heading "Adjustment Provisions," such amount is subject to adjustment upon certain changes in the Common Stock). Any person who becomes a non-employee director after January 27 of any year and prior to November 1 of that year is, upon the date such person becomes a non-employee director, automatically granted under the Plan, a non-qualified stock option to purchase 30,000 shares of Common Stock (such amount reflects the Company's 2-for-1 stock split in the form of a 100% stock dividend effected February 26, 1999 and, as discussed under the heading "Adjustment Provisions," such amount is subject to adjustment upon certain changes in the Common Stock). Any person who becomes a non-employee director after November 1 and prior to January 27 is not granted any options under the Plan upon his or her appointment. A non-employee director may designate that such director's Formula Options be granted in the name of a specified type of trust instead of in the name of such director.

   Exercise Price, Payment. The exercise price of Formula Options must be equal to 100% of the fair market value of the underlying stock on the date of the option grant.

   The exercise price of Formula Options granted under the Plan must be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the option is exercised; (ii) by delivery of other Common Stock of the Company that has been held for the period required to avoid a charge to the Company's earnings, or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before stock is issued or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds before the stock is issued.

   Transferability. Generally, optionees may designate certain specified trusts as beneficiaries with respect to Formula Options under the Plan. In the absence of such a designation, Formula Options granted to a non-employee director (rather than a trust) may be exercised after such director's death only by the person to whom the optionee's rights pass by will or by the laws of descent and distribution. Unless the option has been assigned pursuant to a "qualified domestic relations order," during the lifetime of the non-employee director with respect to whom an option was granted, only the person to whom the option was granted may exercise the Formula Option.

   Term. The term of each Formula Option shall be 10 years from the date it was granted.

   Option Exercise. Formula Options granted under the Plan will not become exercisable (i) unless the director has, at the time of grant, provided three years of prior continuous service as a non-employee director or (ii) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of the option, whereupon such option becomes fully vested and exercisable. The Board has the power, at its discretion, to accelerate a Formula Option's "vesting date."

   Neither an optionee nor any permitted transferee shall have any of the rights of a holder of Common Stock shares subject to an option unless and until such person has satisfied all requirements for exercise of an option pursuant to its terms.

   Grant of Reload Option upon Exercise by Surrendering Shares of Company Stock. Formula Options granted before June 23, 1998 include a provision entitling the optionee to a further option (a "Director Reload Option") in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the option grant. Formula Options granted after June 23, 1998 will not include a Director Reload Option.

Terms of Stock Bonuses and Purchases of Restricted Stock

   The following is a description of the permissible terms of stock bonuses and purchases of restricted stock under the Plan. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below.

   Purchase Price; Payment. The purchase price under each stock purchase agreement shall be determined by the Board. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

   The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the participant to whom the stock is sold; or (iii) in any other form of legal consideration acceptable to the Board; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before stock is issued or the receipt of irrevocable instructions to pay the aggregate price to the Company from the sales proceeds before the stock is issued; provided, however, that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

   Repurchase Option. Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee or director of, or a consultant to, the Company or an affiliate, the Company may repurchase or otherwise reacquire any or all of the unvested Common Stock held by that person on the date of termination, pursuant to the terms of the stock bonus or restricted stock purchase agreement. The Board shall have the power to accelerate the time during which a restricted stock or stock bonus award will vest.

   Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, except where such assignment is required by law, is expressly authorized by the terms of the applicable agreement or is pursuant to a "qualified domestic relations order."

Adjustment Provisions

   If there is any change in the stock subject to the Plan or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Stock Awards thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to a participant in a calendar year, the class, number of shares and price per share of stock subject to such outstanding Stock Awards, and the number of shares of stock to be granted pursuant to the Plan's Formula Option provisions.

   For purposes of the Plan, a Change in Control occurs at the following times: (i) upon the acquisition of beneficial ownership of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) at the time individuals making up the Incumbent Board (as defined in the Plan) cease for any reason to constitute at least a majority of the Board; or (iii) immediately prior to the consummation by the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's voting securities entitled to vote generally in the election of directors, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of any other event which the incumbent

Board determines is a change of control. Upon the occurrence of a Change in Control, to the extent permitted by applicable law, the vesting and exercisability of any outstanding Stock Awards under the Plan will accelerate. Upon and following such acceleration, at the election of the holder of the Stock Award, the Stock Award may be (a) exercised with respect to Stock Options or, if the surviving or acquiring corporation agrees to assume the Stock Awards or substitute similar awards, (b) assumed or (c) replaced with substitute Stock Awards. Options not exercised, substituted or assumed prior to or upon the Change in Control shall be terminated.

Duration, Amendment and Termination

   The Plan does not provide a termination date. The Board, however, may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. No Stock Awards may be granted or awarded during any period of suspension or after termination of the Plan, and no incentive stock options may be granted under the Plan after February 22, 2009.

   The Board may amend the Plan at any time or from time to time. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422(b) of the Code); (ii) increase the number of shares reserved for Stock Awards (except for adjustments discussed under the heading "Adjustment Provisions"); or (iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code. All other amendments to the Plan shall be effective without stockholder approval unless the Board, in its discretion, determines that such amendment shall be subject to stockholder approval. The Board may, but is not required to, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments required to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

   No amendment, suspension or termination may impair the rights or obligations under any Stock Award except with the consent of the person to whom the Stock Award was granted.

    SUMMARY OF AMENDMENTS TO PLAN AFTER STOCKHOLDER APPROVAL OF AMENDED AND
                             RESTATED PLAN IN 1995

   In August 1995, the number of shares authorized for issuance under the Amended and Restated 1991 Equity Incentive Plan was increased to 48,000,000 to reflect a 2-for-1 stock split and the per-person calendar year limit on Stock Awards was increased to 500,000 shares of Common Stock.

   In October 1995, the Board of Directors amended the Amended and Restated 1991 Equity Incentive Plan to (i) change the definition of "change of control" to allow for automatic acceleration of the vesting of options upon a change of control and (ii) address the potential transfer of options in the case of marital dissolution. In June 1996, the Compensation Committee amended the Amended and Restated 1991 Equity Incentive Plan to provide for acceleration of vesting of certain stock options upon termination of employment due to disability. In October, 1996, the Board of Directors amended the Amended and Restated 1991 Equity Incentive Plan to reflect changes to Rule 16b-3 pursuant to Section 16 of the Exchange Act and to provide that directors are eligible for grants of Stock Awards. In December 1996, the Amended and Restated 1991 Equity Incentive Plan was amended to provide for automatic granting of stock options upon the expiration of the Amended and Restated 1987 Directors' Stock Option Plan (i.e., commencing with 1998) pursuant to the same formula set forth in the Amended and Restated 1987 Directors' Stock Option Plan. In January 1997, the Amended and Restated 1991 Equity Incentive Plan was amended to permit the issuance of the 1997 annual grants to the incumbent non-employee directors out of the Plan instead of out of the Amended and Restated 1987 Directors' Stock Option Plan and to provide a new formula for both incumbent and new non-employee directors. The formula grant provisions were amended in December 1997, to provide that the annual grant to non-employee directors shall be of an option for 4,000 shares and to provide that new non-employee directors who become directors between certain dates shall receive an option to purchase 15,000 shares. In February 1999, the Amended and Restated 1991 Equity Incentive Plan was amended to provide that such formula awards shall be adjusted to reflect stock splits or certain other changes in Common Stock and the formula awards for non-employee directors, the maximum number of shares which may be granted to a participant in a calendar year, and the maximum number of shares subject to the Plan were increased to reflect the 2-for-1 stock split in the form of a 100% stock dividend effected February 26, 1999. Also in February 1999, the Board adopted the amendments described at the beginning of this Proposal 4.

                        FEDERAL INCOME TAX INFORMATION

   Incentive Stock Options. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase an optionee's alternative minimum tax liability, if any.

   If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonqualified Stock Options. Nonqualified stock options granted under the Plan generally have the following federal income tax consequences.

   There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. In general, upon exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Generally, upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

   Stock Bonuses and Restricted Stock. Stock bonuses and restricted stock purchases granted under the Plan have the following federal income tax consequences.

   Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock.

   Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation and any tax withholding condition, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who are subject to
Section 16(b) of the Exchange Act.

   Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including "qualified performance-based compensation", are disregarded for purposes of the deduction limitation. In accordance with regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as "qualified performance-based compensation" if the option is granted by a compensation committee composed solely of "outside directors," the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation, the exercise price of options and the general class of the employees eligible to receive grants are approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant. The Company intends that generally options granted under the Plan will constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code. Restricted stock and stock bonuses awarded under the Plan will not constitute "qualified performance-based compensation."

                           PARTICIPATION IN THE PLAN

   The following table sets forth certain information with respect to stock options granted pursuant to the Amended and Restated 1991 Equity Incentive Plan during the year ended December 31, 1998 to (i) the executive officers named below, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group and (iv) all current non-executive officer employees, as a group. There were no grants of stock bonuses or rights to purchase restricted stock under the Amended and Restated 1991 Equity Incentive Plan during 1998. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

                             AMENDED PLAN BENEFITS
        AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN AS AMENDED AND
                               RESTATED IN 1999

                                                                 Number of
                                                              Shares of Common
                                                              Stock Underlying
Name                                     Dollar Value ($)(1) Options Granted(2)
----                                     ------------------- ------------------
Gordon M. Binder.......................      10,480,000            320,000
 Chief Executive Officer and
 Chairman of the Board
Kevin W. Sharer........................       6,550,000            200,000
 President, Chief Operating Officer and
  Director
N. Kirby Alton.........................       3,602,500            110,000
 Senior Vice President, Development
George A. Vandeman.....................       5,216,000            142,000
 Senior Vice President, Corporate De-
  velopment,
 General Counsel and Secretary
George Morstyn.........................       3,013,000             92,000
 Vice President, Product Development,
  and
 Chief Medical Officer
All Executive Officers as a Group (13
 persons)..............................      49,290,522          1,478,772
All Non-Employee Directors as a Group..       2,851,875            100,000
All Non-Executive Officer Employees as
 a Group (17 persons)..................      23,952,797            735,954

---------------------
(1) Exercise price multiplied by the number of shares underlying the options.
(2) Represents shares underlying options granted during the year ended December 31, 1998.

   As a group, in 1999 all current directors who are not executive officers will receive Formula Options for an aggregate of 56,000 shares.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan, as Amended.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

                                  PROPOSAL 5
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 17, 1999 by: (i) each director; (ii) the Company's Chief Executive Officer and each of its other four most highly compensated executives (collectively the "Named Executive Officers") for the year ended December 31, 1998; (iii) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, and (iv) all directors and executive officers of the Company as a group.

                                                          Common Stock
                                                   Beneficially Owned (1)(2)
                                                 -----------------------------
                                                   Number of        Percent
Beneficial Owner                                    Shares         of Total
----------------                                 ---------------- ------------
FMR Corp. (3)...................................       43,943,196         7.9%
 82 Devonshire Street
 Boston, MA 02109
Gordon M. Binder................................        2,370,488           *
William K. Bowes, Jr............................        4,714,400           *
Jerry D. Choate.................................            2,000           *
Frederick W. Gluck..............................           30,000           *
Franklin P. Johnson, Jr. (4)....................        2,534,200           *
Steven Lazarus..................................          160,758           *
Gilbert S. Omenn (5)............................          232,194           *
Judith C. Pelham................................           48,600           *
Kevin W. Sharer.................................          128,930           *
N. Kirby Alton (6)..............................           89,750           *
George A. Vandeman..............................          343,668           *
George Morstyn..................................          110,050           *
All directors and executive officers as a group
 (20 persons) (4)(5)............................       11,821,230         2.3%

---------------------
*Less than 1%

(1) Information in this table regarding directors and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares.

(2) Includes shares which the individuals shown have the right to acquire on February 17, 1999, or within 60 days thereafter, pursuant to outstanding options, as follows: Mr. Binder-1,831,130 shares; Mr. Bowes- 200,600 shares; Mr. Gluck-30,000 shares; Mr. Johnson-200,600 shares; Mr. Lazarus-130,050 shares; Dr. Omenn-133,944 shares; Ms. Pelham-46,600 shares; Mr. Sharer-120,000 shares; Dr. Alton-52,586 shares; Mr. Vandeman-343,666 shares; Dr. Morstyn-102,904 shares; and all current directors and executive officers as a group-4,053,818 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(3) In a filing on Schedule 13G, dated February 1, 1999, FMR Corp. reported sole dispositive power with respect to 43,943,196 shares of Common Stock and sole voting power with respect to 3,717,694 shares of Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 38,924,902 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp. (through its control of Fidelity) and the funds each has sole power to dispose of 38,894,302 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has sole power to vote or direct the voting of shares owned directly by the funds. Fidelity American Special Situations Trust ("FASST"), Fidelity International Limited (the investment adviser of FASST), and FMR Corp. (through its control of Fidelity), each has sole power to vote 30,600 shares held by FASST. Fidelity Management Trust Company ("FMTC") (a wholly-owned subsidiary of FMR Corp.) is the beneficial owner of 3,886,544 shares. Edward C. Johnson 3d and FMR Corp. (through its control of FMTC), each has sole dispositive power over 3,886,544 shares and sole power to vote or to direct the voting of 2,658,144 shares and no power to vote or direct the voting of 1,228,400 shares owned by certain institutional accounts. Edward C. Johnson 3d, Chairman of FMR Corp., owns 12.0% of the outstanding voting stock of FMR Corp. and Abigail Johnson, a director of FMR Corp., owns 24.5% of the outstanding voting stock of FMR Corp. Members of the Johnson family and trusts for their benefit, which collectively control approximately 49% of the voting power of FMR Corp., may be deemed to form a "controlling group" under the Investment Company Act of 1940. The foregoing information is based solely on a review of the referenced Schedule 13G.

(4) Includes 2,237,600 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares.

(5) Includes 2,480 shares held by one of Dr. Omenn's children.

(6) Excludes 13,506 shares held by trusts established for the benefit of Dr. Alton's children. Dr. Alton disclaims beneficial ownership of all such shares.

  In 1993, the Company exercised its option to purchase the Class A and Class B limited partnership interests of Amgen Clinical Partners, L.P. (the "Partnership"), a limited partnership previously formed to develop and commercialize products from certain technologies for human pharmaceutical use in the United States. As a result of the Company exercising such option, each holder of a limited partnership interest in the Partnership acquired contractual contingent payment rights based on the number of such holder's interests. The contractual contingent payment rights are not voting securities but entitle the holders thereof to receive quarterly payments, subject to certain adjustments, equal to a stated percentage of the Company's sales of certain products in specified geographic areas. In 1998, holders received approximately $53,000 for each whole contractual contingent payment right held. The following table sets forth certain information regarding the ownership of the Company's contractual contingent payment rights as of February 17, 1999, by: (i) each director; (ii) each of the five Named Executive Officers of the Company; and (iii) all directors and executive officers of the Company as a group:

                                                                Contractual
                                                             Contingent Payment
                                                            Rights Beneficially
                                                                 Owned (1)
                                                            --------------------
                                                            Number of Percent of
Beneficial Owner                                             Rights     Total
----------------                                            --------- ----------
Gordon M. Binder...........................................      1         *
William K. Bowes, Jr.......................................      2         *
Jerry D. Choate............................................      0         *
Frederick W. Gluck.........................................      0         *
Franklin P. Johnson, Jr. (2)...............................      4         *
Steven Lazarus.............................................      0         *
Gilbert S. Omenn...........................................    0.5         *
Judith C. Pelham...........................................      0         *
Kevin W. Sharer............................................      0         *
N. Kirby Alton.............................................   0.25         *
George A. Vandeman.........................................      0         *
George Morstyn.............................................      0         *
All directors and executive officers as a group
 (20 persons) (2)..........................................      8         1%

---------------------
*Less than 1%

(1) This table is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.

(2) Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

                            EXECUTIVE COMPENSATION

Compensation of Directors

   Directors of the Company who are also employees of the Company are not separately compensated for their services as directors. Non-employee directors receive a quarterly retainer of $5,000 (plus $1,500 for a Committee Chairman) and a per Board meeting fee of $1,250 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). The members of the Board of Directors also are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. There are no family relationships among any directors of the Company.

   Non-employee directors are also entitled to receive stock option grants in compensation for their service as directors. Under the Amended and Restated 1991 Equity Incentive Plan, each non-employee director is automatically granted a non-discretionary option (a "Formula Grant") to purchase shares of Common Stock of the Company. The exercise price of options granted under the Amended and Restated 1991 Equity Incentive Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant. In addition, newly appointed non-employee directors receive an inaugural option pursuant to a formula set forth in the Amended and Restated 1991 Equity Incentive Plan on terms comparable to the Formula Grants. Non-employee directors receive annual Formula Grants of 8,000 shares in January of each year; inaugural grants to new non-employee directors are 30,000 shares.

   In January 1998, the Company granted to each of the non-employee directors, except for Messrs. Choate and Gluck who were not then members of the Board, a Formula Grant under the Amended and Restated 1991 Equity Incentive Plan covering 8,000 shares at an exercise price of $24.56 per share. On February 2, 1998, Mr. Gluck received an inaugural option grant for 30,000 shares, with an exercise price of $27.00 per share, upon his appointment to the Board and on August 25, 1998, Mr. Choate received an inaugural option grant for 30,000 shares, with an exercise price of $35.31 per share, upon his appointment to the Board.

   A Formula Grant awarded to a non-employee director under the Amended and Restated 1991 Equity Incentive Plan may not be exercised: (a) unless such director has, at the date of grant, provided three years of prior continuous service as a non-employee director, in which case such Formula Grant will become fully vested and exercisable upon grant, or (b) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of such Formula Grant, whereupon such Formula Grant will become fully vested and exercisable. No option under the Amended and Restated 1991 Equity Incentive Plan is exercisable by the optionee after the expiration of ten years from the date the original option is granted.

   For stock options granted prior to June 1998, a non-employee director optionee is entitled to a reload option ("Reload Option") in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director in accordance with the Amended and Restated 1991 Equity Incentive Plan and the terms of the option grant. Any such Reload Option: (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the Amended and Restated 1991 Equity Incentive Plan. There will be no Reload Option on a Reload Option.

Compensation of Executive Officers

   The following table shows for the years ended December 31, 1998, 1997 and 1996, certain compensation awarded or paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company:

                          SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                             Annual Compensation          Compensation
                                    ------------------------------------- ------------
                                                                           Securities   All Other
Name and                                                   Other Annual    Underlying  Compensation
Principal Position             Year Salary($)(1) Bonus($) Compensation($)  Options(#)   ($)(2)(3)
------------------             ---- ------------ -------- --------------- ------------ ------------
Gordon M. Binder,              1998   866,135    900,000                    320,000      352,640
 Chief Executive Officer and   1997   799,024    638,123                    671,930      242,180
 Chairman of the Board         1996   724,311    900,000                    225,200      163,128

Kevin W. Sharer,               1998   566,501    880,808                    200,000      138,258
 President, Chief Operating    1997   506,755    326,157                    357,916      147,567
 Officer and Director          1996   471,669    733,187                    110,000      108,259

N. Kirby Alton,                1998   404,333    555,282                    110,000      114,207
 Senior Vice President,        1997   383,779    298,583                    218,746      109,352
 Development                   1996   353,957    453,517                     56,000       72,341

George A. Vandeman,            1998   371,136    505,455       3,137(4)     142,000       90,079
 Senior Vice President,        1997   352,492    268,884                    207,746       88,154
 Corporate Development,        1996   336,040    432,743                     64,200       51,727
 General Counsel and Secretary

George Morstyn,                1998   382,920    441,272                     92,000      102,307
 Vice President, Product       1997   337,644    210,479                    173,424       84,944
 Development, and Chief
 Medical Officer (5)

---------------------
(1) Includes compensation deferred under the Company's Retirement and Savings Plan (the "401(k) Plan") otherwise payable in cash during each calendar year.

(2) The amounts shown for 1998 are comprised primarily of Company credits to the Supplemental Retirement Plan (the "SRP"), with additional amounts included as a result of a contribution (the "Company Contribution") to the Company's 401(k) Plan for each of the Named Executive Officers (see footnote 3 below for a description of the Company Contribution). The SRP is a non-qualified, unfunded, deferred compensation plan. Participation in the SRP is available to selected participants in the Company's 401(k) Plan who are affected by the Internal Revenue Code limits on the amount of employee compensation that may be recognized for purposes of calculating the Company's contributions to the 401(k) Plan. Pursuant to the SRP, the following Named Executive Officers were credited with the following amounts, including accrued dividends, interest and unrealized gains or losses for the years ended December 31, 1998, 1997 and 1996, respectively; Mr. Binder, $339,840, $229,380 and $151,590; Mr. Sharer, $125,458,
    $134,767 and $96,721; Dr. Alton, $101,407, $96,552 and $60,803; Mr.
    Vandeman, $77,279, $75,354 and $40,289; and Dr. Morstyn, $89,507 and
    $72,144. Dr. Morstyn was promoted to an executive officer on November 17, 1997, and, accordingly, pursuant to the SEC rules and regulations no figures are required to be reported prior to 1997.

(3) The amounts shown for 1998 include a Company Contribution in the amount of $12,800 to the Company's 401(k) Plan for each of the Named Executive Officers. The amounts shown for 1997 and 1996 include a Company Contribution pursuant to the 401(k) Plan in the amount of $12,800 and $11,538, respectively, for each of the Named Executive Officers.

(4) Represents payments to Mr. Vandeman for taxes payable by him as a result of payments to or on behalf of Mr. Vandeman in connection with his relocation to the Thousand Oaks area.

(5) Dr. Morstyn was promoted to an executive officer on November 17, 1997, and, accordingly, pursuant to the SEC rules and regulations no figures are required to be reported prior to 1997.

Stock Option Grants and Exercises

   The Company has granted options to its executive officers under the Amended and Restated 1991 Equity Incentive Plan and other Company stock option plans (collectively, the "Option Plans"). The following tables show for the year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year end by each of the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1998

                                            Individual Grants
----------------------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value
                            Number of       Percent of                         at Assumed Annual Rates of
                            Securities    Total Options   Exercise              Stock Price Appreciation
                            Underlying      Granted to       or                    for Option Term(1)
                             Options       Employees in  Base Price Expiration ---------------------------
Name                     Granted(#)(2)(3) Fiscal Year(4)   ($/Sh)      Date        5%($)        10%($)
------------------------ ---------------- -------------- ---------- ----------     -----     -------------
Gordon M. Binder........     320,000          1.93%        32.75     07/01/05      4,266,412     9,942,555

Kevin W. Sharer.........     200,000          1.21%        32.75     07/01/05      2,666,508     6,214,097

N. Kirby Alton..........     110,000          0.67%        32.75     07/01/05      1,466,579     3,417,753

George A. Vandeman......      92,000          0.56%        32.75     07/01/05      1,226,594     2,858,485
                              50,000(5)       0.30%        44.06     12/18/05        896,893     2,090,142

George Morstyn..........      92,000          0.56%        32.75     07/01/05      1,226,594     2,858,485

---------------------
(1) The potential realizable value is based on the term of the option at the time of its grant, which is seven years for the stock options granted to the Named Executive Officers in the table. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with SEC rules and regulations and do not represent the Company's estimates of stock price appreciation. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

(2) Prior to February 1999, under the terms of the Option Plans, the Board of Directors retained discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice the options. In February 1999, the Board of Directors unanimously adopted, subject to stockholder approval of Proposal 4 proposed herein, an amendment to the Amended and Restated 1991 Equity Incentive Plan to, among other things, delete the provisions permitting the repricing of outstanding options under the Plan. The Board of Directors has delegated administration of the Option Plans to the Compensation Committee of the Board of Directors.

(3) Options shown in the table have a term of seven years, subject to earlier termination if the optionee ceases employment with the Company. Except as otherwise noted, represents options granted as part of the annual periodic stock option grants made to all eligible employees of the Company, and such options become exercisable for the individuals listed as to 20% of the shares covered thereby one year after the grant date and an additional 20% on each successive anniversary date, with full vesting occurring on the fifth anniversary date. The vesting of all options issued pursuant to the Option Plans will be automatically accelerated in the event of a change in control (as defined in the Option Plans). In addition, the options are subject to certain accelerated vesting upon the death or disability of the optionee while in the employ of the Company, or death within three months after termination of employment or voluntary retirement of the optionee, as provided in the option grant agreement.

(4) In 1998, the Company granted stock options covering a total of 16,538,084 shares of Common Stock to Company employees under all stock option plans maintained by the Company and this number was used in calculating the percentages.

(5) This option grant to Mr. Vandeman became fully vested and exercisable on the date of grant.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                    AND FISCAL YEAR-END 1998 OPTION VALUES

                                                       Number of Securities    Value of Unexercised In-
                           Shares                     Underlying Unexercised     the-Money Options at
                         Acquired On                   Options at FY-End (#)         FY-End ($)(1)
                          Exercise        Value      ------------------------- -------------------------
Name                         (#)     Realized ($)(2) Exercisable/Unexercisable Exercisable/Unexercisable
------------------------ ----------- --------------- ------------------------- -------------------------
Gordon M. Binder........  1,212,000    37,420,120        2,074,410/841,480       83,999,004/20,506,639
Kevin W. Sharer.........    743,354    13,512,486          120,000/496,886        4,308,750/12,143,876
N. Kirby Alton..........    176,832     2,262,415           52,586/270,160         1,331,045/6,549,928
George A. Vandeman......     20,000       395,938          393,666/360,280        10,744,247/9,871,244
George Morstyn..........    130,520     2,948,462          122,904/233,520         3,161,880/5,439,515

---------------------

(1) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 1998 at a price of $52.28 per share, the fair market value of the Company's Common Stock on such date.

(2) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price, and does not necessarily indicate that the optionee sold such stock at that price or at all.

Change-in-Control Arrangements

   Effective as of October 20, 1998 (the "Effective Date"), the Board of Directors adopted the Amgen Inc. Change of Control Severance Plan (the "CCS Plan") which provides certain severance benefits to persons who hold certain designated positions with the Company as of the date on which a Change of Control (as defined below) of the Company occurs. If a Change of Control had occurred on the Effective Date, the CCS Plan would have covered approximately 790 officers and key employees of the Company, including each of the Named Executive Officers. Under the terms of the CCS Plan, the CCS Plan extends through December 31, 2001, subject to automatic one year extensions unless the Company notifies the participants that the term will not be extended. If a Change of Control occurs during the original or any extended term, the CCS Plan will continue in effect for at least 36 months following the Change of Control. Prior to the occurrence of a Change of Control, the Company has the right to terminate or amend the CCS Plan at any time; after the occurrence of a Change of Control, the CCS Plan may not be terminated or amended in any way which adversely affects a participant's interests under the CCS Plan without the participant's written consent.

   Under the CCS Plan, a Change of Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or (ii) at the time individuals making up the incumbent Board (as defined in the CCS Plan) cease for any reason to constitute at least a majority of the Board; or (iii) immediately prior to the consummation by the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the shares of the Company entitled to vote generally in the election of directors, or a liquidation or dissolution of the Company or the sale of all or substantially the assets of the Company; or (iv) any other event which the incumbent Board, in its sole discretion, determines is a change of control.

   Under the CCS Plan, if a Change of Control occurs and a participant's employment is terminated within the two year period immediately following the Change of Control by the Company other than for Cause or Disability (each as defined in the CCS Plan) or by the participant for Good Reason (as defined in the CCS Plan), the participant will be entitled to certain payments and benefits in lieu of further salary payments subsequent to such termination and in lieu of severance benefits otherwise payable by the Company (but not including accrued vacation and similar benefits otherwise payable upon termination). In the event of such termination, the participant will receive a lump sum cash severance payment in an amount equal to the excess, if any, of (A) the product of (x) a benefits multiple (either 3, 2 or 1, depending on the participant's position (a "Benefits Multiple")), and (y) the sum of (i) the participant's annual base salary immediately prior to termination or, if higher, immediately prior to the Change of Control, plus
(ii) the participant's targeted annual bonus for the year in which the termination occurs or, if higher, the participant's average annual bonus for the three years immediately prior to the Change of Control; over (B) the aggregate value (determined in accordance with Section 280G of the Code) of the acceleration of vesting of the participant's unvested stock options in connection with the Change of Control. The terms of the Amended and Restated 1991 Equity Incentive Plan, the Amended and Restated 1988 Stock Option Plan and the Amended and Restated 1997 Special Non-Officer Equity Incentive Plan contain the same definition of "change of control" as the CCS Plan definition, and such option plans provide for the acceleration of vesting of issued and outstanding stock options upon the occurrence of a change of control.

   Participants who are senior executive-level staff members who are also members of the Amgen Operating Committee (which presently includes each of the Named Executive Officers) have a Benefits Multiple of 3; participants who are senior management-level staff members at the level of "director" or equivalent and above (and who are not members of the Amgen Operating Committee), have a Benefits Multiple of 2; and management-level staff members at the level of "associate director" or equivalent have a Benefits Multiple of 1.

   The Company will also provide the participant with continued health and other group insurance benefits for a period of 1 to 3 years (depending on the participant's Benefits Multiple) after the participant's termination of employment. In addition, the participant will be fully vested in his or her accrued benefits under the Company's retirement plans and the Company will provide the participant with additional fully vested benefits under such plans in an amount equal to the benefits the participant would have earned under the plans had the participant continued to be employed by the Company for a number of years equal to the participant's Benefits Multiple. The participant will also be indemnified by the Company and will be provided with directors' and officers' liability insurance (if applicable), each as set forth in the CCS Plan. In addition, if any payment, distribution or acceleration of vesting of any stock option or other right with respect to a participant who is a "disqualified individual" (within the meaning of Section 280G of the Code) would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay the participant an additional lump sum cash payment in an amount equal to 20% of the amount of the participant's "excess parachute payment" (within the meaning of Section 280G of the Code). If a Change of Control had occurred on the Effective Date, each of the Named Executive Officers would have received such indemnification and liability insurance.

   The CCS Plan provides that for a period of years equal to a participant's Benefits Multiple after the participant's termination of employment, the participant will not disclose confidential information of the Company and will not solicit or offer employment to any of the Company's employees. In the event that the participant breaches any of such provisions, the participant will forfeit any right to receive further payments or benefits under the CCS Plan.

Compensation Committee Report/1/

   The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Compensation Committee") the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of senior officers, including the Chief Executive Officer. In addition, the Compensation Committee administers the performance based Management Incentive Plan, the Company's various stock option plans (collectively the "Stock Option Plans"), the 401(k) Plan, the SRP, the ESPP and all other compensation and
---------------------
1 The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

benefit programs currently in place at the Company. Compensation Committee members are all non-employee directors.

   The Compensation Committee intends to design and administer its compensation plans to support the achievement of the Company's long-term strategic objectives, to enhance stockholder value and, to the extent possible, to maximize the deductibility of compensation for tax purposes. The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for tax purposes. Section 162(m) of the Code places a one million dollar limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for tax purposes. It is the Compensation Committee's objective to administer compensation programs that are in compliance with the provisions of Section 162(m). As was agreed upon in 1994 when approval was last obtained for the Management Incentive Plan, this year we are submitting for shareholder approval the MIP that will be in compliance with Section 162(m). The Committee has been advised that based upon prior stockholder approval of the material terms of the Management Incentive Plan and the Amended and Restated 1991 Equity Incentive Plan and Section 162(m) transition rules, compensation under these plans is excluded from this limitation.

   The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is slightly lower than the middle of the competitive range for those companies. Base salary is supplemented by two additional compensation components: first, the Management Incentive Plan, designed to reward participants for individual and Company-wide performance; and second, the Company's Stock Option Plans, designed to provide long-term incentives to all employees of the Company. Each of these components is described below.

Base Salary

   Base Salaries for all employees, including executive officers of the Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary that ensures that salaries, while remaining competitive with comparable companies, are slightly lower than the middle of the range for executive officers and at the middle of the range for all other employees of the companies surveyed. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the Standard & Poor's Drug Index, leading biotechnology companies and other high technology companies./2/ Adjustments to each individual's Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines that provide for percentage salary increases based on the position in the Compensation Range and the result of each individual's annual performance review. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

Performance Based Management Incentive Plan

   The Management Incentive Plan has been established to reward participants for their contributions to the achievement of Company-wide and individual performance goals. All executive officers of the Company and certain other key employees nominated by the Chairman of the Board of Directors and approved by the Compensation Committee, are eligible to participate in the Management Incentive Plan. Management Incentive Plan payouts are established at a level designed so that when such payouts are added to a participant's Base Salary, the resultant compensation for above average performance should exceed the average cash compensation level of comparable companies.
---------------------
2 The Compensation Committee utilizes data and summaries provided by independent consulting firms, to determine comparable companies, including major pharmaceutical, leading biotechnology and other high technology companies, and their compensation levels.

   At the beginning of each Management Incentive Plan period, the Chairman of the Board of Directors recommends for approval by the Compensation Committee the individual participants and the target incentive award for each participant expressed as a percentage of the base pay of the participant. The Compensation Committee establishes a formula for determining the amount of incentive award a participant may receive. Generally, a formula established by the Compensation Committee reflects both Company-wide goals and specific individual performance goals for the Participant. As implemented by the Compensation Committee in past years, at least 50% of the Company-wide goals were based upon Return on Capital Employed ("ROCE") and Growth in Revenue, and the remainder of the Company-wide goals were goals selected by the Committee from the goals established by management in connection with the planning process. As implemented by the Compensation Committee in past years, no awards were to be made to the participants, regardless of the performance achieved on the other goals or by individual participants, unless either the ROCE or the Growth in Revenue goal were achieved.

   As implemented by the Compensation Committee in past years, each participant's actual award under the Management Incentive Plan was based on both the determination of the extent to which such participant's individual goals were achieved (in terms of percent achievement, subject to a maximum percentage established annually by the Compensation Committee, which may not exceed 150%) and the Compensation Committee's determination of the extent to which the Company-wide goals were achieved (in terms of percent achievement, subject to a maximum percentage established by the Compensation Committee, which may not exceed 150%). For the 1998 Management Incentive Plan year, the formula established by the Compensation Committee to determine awards under the Management Incentive Plan was as follows: the participant's target bonus multiplied by the percent achievement of Company-wide goals multiplied by the percent achievement of the participant's individual goals. The maximum amount payable for the 1998 Management Incentive Plan year under the MIP to any participant may not exceed $900,000. Pursuant to the February 1999 amendment to the Management Incentive Plan, the maximum amount payable under the MIP to any participant in any calendar year may not exceed $1,800,000.

   The Company-wide goals for the Management Incentive Plan period ended December 31, 1998 included goals related to ROCE, growth in revenue, profit after taxes, specific product development objectives and a goal to identify and initiate research programs for appropriate product candidates. The relative weightings of these five factors in determining the extent to which Company-wide goals were achieved were 30%, 20%, 20%, 20% and 10%, respectively. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 144.4% of the target Company-wide goals established under the MIP for the period ended December 31, 1998. For 1998, in order to stimulate increased effort toward the development of potential products, Company-wide goals provided for an incentive equal to 5% of the maximum payable under the Company-wide goals if a product with significant annual sales revenue potential were in-licensed. This goal was not achieved and resulted in the exclusion of this incentive in the Management Incentive Plan payout.

Stock Option Plans

   The Stock Option Plans offered by the Company have been established to provide all employees with an opportunity to share, along with stockholders, in the long-term performance of the Company.

   Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the various stock option plans generally have a three-, four- or five-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under the stock option plans is 100% of the fair market value of the underlying stock on the date of grant. Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

CEO Compensation

   Mr. Binder's Base Salary, Management Incentive Plan payout and grants of stock options were determined in accordance with the criteria described in the "Base Salary," "Management Incentive Plan" and "Stock Option Plans" sections of this report. Mr. Binder's Base Salary for 1998 of $866,135 reflects the Board's assessment of his very favorable performance and his position in the Grade and Range Table.

   The Management Incentive Plan target for Mr. Binder for the Management Incentive Plan period ended December 31, 1998 was set at 93% of Base Salary. The actual award under the Management Incentive Plan for the Management Incentive Plan period ended December 31, 1998 was $900,000 or 103.9% of Base Salary, the maximum amount payable under the Management Incentive Plan. Payments made to Mr. Binder as a participant in the Management Incentive Plan for the period ended December 31, 1998 reflect both the Company's level of achievement of the Company-wide goals and Mr. Binder's level of achievement of his individual performance objectives, which included goals relating to ROCE; growth in revenue; profit after taxes; product development; research; government affairs; and licensing and acquisition of product candidates. As previously discussed, no awards are made to Management Incentive Plan participants unless the Company achieves either the ROCE or Growth in Revenue goal.

   In July 1998, Mr. Binder was granted a periodic option to purchase 320,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $32.75 per share. In February 1999, Mr. Binder was granted options to purchase 31,500 shares of Common Stock of the Company at 100% of fair market value on the grant date, or $64.44 to reflect Mr. Binder's Management Incentive Plan achievements in excess of the maximum award permitted thereunder for 1998. Both grants reflect the Board's assessment of the substantial contributions made by Mr. Binder to the growth and performance of the Company.

Change in Control

   On October 20, 1998, the Company's Board of Directors, upon the recommendation of the Compensation Committee, adopted the Amgen Inc. Change of Control Severance Plan for the benefit of those persons who are the Company's key executive and senior staff members immediately prior to a change of control of the Company. See "Executive Compensation--Change in Control Arrangements" above. The purposes of the CCS Plan are to encourage the continued attention and dedication of such staff members to their assigned duties without distraction and to encourage them to obtain the best possible transaction for the Company's shareholders in the event of a possible change of control transaction involving the Company, without being influenced by the effect of the transaction on the security of their jobs and employee benefits.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          Franklin P. Johnson, Jr., Chairman
                                          Frederick W. Gluck
                                          Steven Lazarus

Compensation Committee Interlocks and Insider Participation

   During 1998, the Company's Compensation Committee consisted of Messrs. Gluck, Johnson and Lazarus, and Mr. Edward J. Ledder, all of whom are or were during their service non-employee directors. Mr. Ledder retired from the Board of Directors, and therefore the Compensation Committee, effective May 7, 1998. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison

   The chart set forth below shows the value of an investment of $100 on December 31, 1993 in each of Amgen Common Stock, the Amex Biotech Index (the "Amex Biotech") the Nasdaq Pharmaceutical Index (the "Nasdaq Pharmaceutical"), the Standard & Poor's Drug Index (the "S&P Drug") and the Standard & Poor's 500 Index (the "S&P 500"). All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. This year Amgen is replacing the Nasdaq Pharmaceutical with the Amex Biotech. The Company believes that including a biotech index (such as the Amex Biotech) in the peer group as well as a pharmaceutical index (such as the S&P Drug) provides a better set of comparison peer groups than using two pharmaceutical indices. Consequently, pursuant to the rules and regulations of the SEC, for this year only, data for both the Nasdaq Pharmaceutical and the Amex Biotech will be shown in the performance graph.

   The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

 AMGEN STOCK PRICE vs. AMEX BIOTECH, NASDAQ PHARMACEUTICAL, S&P DRUG,
                                S&P 500 INDEXES

                        PERFORMANCE GRAPH APPEARS HERE

                 Comparison of Five Year Cumulative Total Return
               Value of Investment of $100 on December 31, 1993

                                                 AMEX
Measurement Period                               BIOTECH      S&P            S&P          NASDAQ
(Fiscal Year Covered)        AMGEN INC.          INDEX        DRUG           500 INDEX    PHARMACEUTICALS
---------------------        ---------------     ---------    ----------     ---------    ---------------
Measurement Pt-12/31/93      $100.00             $100.00      $100.00        $100.00      $100.00
FYE 12/31/94                 $119.19             $ 70.88      $112.52        $101.32      $ 75.26
FYE 12/31/95                 $239.89             $115.54      $193.13        $139.40      $138.04
FYE 12/31/96                 $219.69             $124.63      $240.74        $171.41      $138.47
FYE 12/31/97                 $218.68             $140.29      $383.57        $228.59      $142.98
FYE 12/31/98                 $422.47             $159.90      $581.95        $293.92      $183.02

                             CERTAIN TRANSACTIONS

  The Company has made loans to Mr. Stan M. Benson, Ms. Kathryn E. Falberg, Mr. Edward F. Garnett, and Messrs. Sharer and Vandeman, all of whom are executive officers of the Company. Each such loan is evidenced by a full recourse promissory note secured by real estate valued in excess of the principal balance of such loan. The loans to Messrs. Benson, Garnett, Sharer and Vandeman were made in connection with their respective relocations closer to the Thousand Oaks vicinity. The loan to Ms. Falberg was made for home improvement purposes. The annual interest rate on each such loan was 4.3% during the year ended December 31, 1998 and will be 4.4% for the year ending December 31, 1999. These interest rates are established and adjusted annually based on the average introductory rate on adjustable loans offered by California banks and savings and loans. Including principal and accrued interest, the largest aggregate indebtedness since January 1, 1998, of Messrs. Benson, Garnett, Sharer and Vandeman and Ms. Falberg under such loans was $400,000, $100,000, $200,000, $1,773,100, and $79,000, respectively. In
April 1998, Mr. Sharer repaid his loan in full. The aggregate outstanding indebtedness at March 15, 1999 of Messrs. Benson, Garnett and Vandeman, and Ms. Falberg under such loans was $400,000, $100,000, $1,715,853, and $79,000, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC and with The Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1998, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them, except that one report covering one transaction in 1997 was filed late by Dr. Dennis M. Fenton.

                                OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. Since no stockholder proposals or nominations were received on a timely basis, no such matters may be brought at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ George A. Vandeman
                                          George A. Vandeman
                                          Secretary

March   , 1999

                                                                   ATTACHMENT I

                                  AMGEN INC.

                AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN

  1. PURPOSE.

  (a) The purpose of the Amended and Restated 1991 Equity Incentive Plan as amended and restated in February 1999 (the "Plan") is to provide a means by which employees or directors of and consultants to Amgen Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in paragraph 1(b), directly, or indirectly through Trusts, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of
(i) incentive stock options, (ii) nonqualified stock options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below. For purposes of the incentive stock option rules of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan is a new plan.

  (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

  (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as directors or consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

  (d) The Company intends that the rights issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to paragraph 2(c), be either (i) stock options granted pursuant to Sections 5 or 6 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options") (together hereinafter referred to as "Options"), or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof.

  (e) The word "Trust" as used in the Plan shall mean a trust created for the benefit of the employee, director or consultant, his or her spouse, or members of their immediate family. The word optionee shall mean the person to whom the option is granted or the employee, director or consultant for whose benefit the option is granted to a Trust, as the context shall require.

  2. ADMINISTRATION.

  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in paragraph 2(c).

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonqualified Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

    (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (3) To amend the Plan as provided in Section 14.

    (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). One or more of these members may be non-employee directors and outside directors, if required and as defined by the provisions of paragraphs 2(d) and 2(e). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (except amendment of Section 6 or the options granted thereunder shall only be by action taken by the Board or a committee of one or more members of the Board to which such authority has been specifically delegated by the Board), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything else in this paragraph 2(c) to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant or amend options to all employees, directors or consultants or any portion or class thereof.

  (d) The term "non-employee director" shall mean a member of the Board who
(i) is not currently an officer of the Company or a parent or subsidiary of the Company (as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or an employee of the Company or a parent or subsidiary of the Company; (ii) does not receive compensation from the Company or a parent or subsidiary of the Company for services rendered in any capacity other than as a member of the Board (including a consultant) in an amount required to be disclosed to the Company's stockholders under Rule 404 of Regulation S-K promulgated by the Securities and Exchange Commission ("Rule 404"); (iii) does not possess an interest in any other transaction required to be disclosed under Rule 404; or (iv) is not engaged in a business relationship required to be disclosed under Rule 404, as all of these provisions are interpreted by the Securities and Exchange Commission under Rule 16b-3 promulgated under the Exchange Act.

  (e) The term "outside director," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to paragraph 2(c), who is considered to be an "outside director" in accordance with the rules, regulations or interpretations of Section 162(m) of the Code.

  (f) Any requirement that an administrator of the Plan be a "non-employee director" or "outside director" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

  3. SHARES SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate Ninety Six Million (96,000,000) shares of the Company's $.0001 par value common stock (the "Common Stock"). If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased under such Stock Award shall again become available for the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall not be available for subsequent issuance under the Plan.

  (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

  (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options (as defined by the Code) are exercisable for the first time by such optionee during any calendar year under all such plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Nonqualified Stock Option.

  4. ELIGIBILITY.

  (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted to employees (including officers) or directors of or consultants to the Company or any Affiliate or to Trusts of any such employee, director or consultant.

  (b) A director shall in no event be eligible for the benefits of the Plan (other than from a Director NQSO under Section 6 of the Plan) unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board or the Committee in the selection of a director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to a director, the Plan complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. Notwithstanding the foregoing, the restrictions set forth in this paragraph 4(b) shall not apply if the Board or Committee expressly declares that such restrictions shall not apply.

  (c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

  (d) Stock Awards shall be limited to a maximum of 1,000,000 shares of Common Stock per person per calendar year.

  5. TERMS OF DISCRETIONARY STOCK OPTIONS.

  An option granted pursuant to this Section 5 (a "Discretionary Stock Option") shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) The exercise price of each Incentive Stock Option and each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted.

     (c) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or
  (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the Option (A) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the

  Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) An Option granted to a natural person shall be exercisable during the lifetime of such person only by such person, provided that such person during such person's lifetime may designate a Trust to be such person's beneficiary with respect to any Incentive Stock Options granted after February 25, 1992 and with respect to any Nonqualified Stock Options, and such beneficiary shall, after the death of the person to whom the Option was granted, have all the rights that such person has while living, including the right to exercise the Option. In the absence of such designation, after the death of the person to whom the Option is granted, the Option shall be exercisable by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution.

     (e) The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this paragraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) The Company may require any optionee, or any person to whom an Option is transferred under paragraph 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

     (g) An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless: (i) such termination is due to the optionee's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three
  (3) months after termination of such employment or relationship as a consultant or director, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its term specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate; or

  (B) that it may be exercised more than three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate. This paragraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

     (h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of the optionee's employment or relationship as a consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

     (i) To the extent provided by the terms of an Option, each optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the withholding tax obligation.

     (j) Without in any way limiting the authority of the Board or Committee to make or not to make grants of Discretionary Stock Options under this
  Section 5, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option agreement a provision entitling the optionee to a further Option (a "Re-Load Option") in the event the optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as defined in paragraph 4(c)), shall have an exercise price which is equal to one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board or Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in paragraph 3(c) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Option on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under paragraph 3(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.

  6. TERMS OF NON-DISCRETIONARY OPTIONS

  (a) On January 27 of each year, each person who is at that time an Eligible Director of the Company, (as defined in paragraph 6(k)), shall automatically be granted under the Plan, without further action by the Company, the Board, or the Company's stockholders, a Nonqualified Stock Option (a "Director NQSO") to purchase eight thousand (8,000) shares of Common Stock on the terms and conditions set forth herein. An Eligible Director may designate that such Director NQSO be granted in the name of a Trust instead of in the name of such Eligible Director. The Director NQSO shall be on the terms and conditions set forth herein and should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

  (b) Each person who, after January 27 of any year and prior to November 1 of any year, becomes an Eligible Director, shall, upon the date such person becomes an Eligible Director, automatically be granted under the Plan, without further action by the Company, the Board, or the Company's stockholders, a Director NQSO to purchase thirty thousand (30,000) shares of Common Stock on the terms and conditions set forth herein. An Eligible Director may designate that such Director NQSO be granted in the name of a Trust instead of in the name of such Eligible Director. The Director NQSO shall be on the terms and conditions set forth herein and should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

  (c) Each Director NQSO granted pursuant to this Section 6 (or any Director Re-Load Option granted pursuant to paragraph 6(j)) shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Director NQSO's need not be identical, but each Director NQSO shall include (through incorporation of provisions hereof by reference in the Director NQSO or otherwise) the substance of each of the following provisions as set forth in paragraphs 6(d) through 6(j), inclusive.

  (d) The term of each Director NQSO shall be ten (10) years from the date it was granted.

  (e) The exercise price of each Director NQSO shall be one hundred percent (100%) of the fair market value of the Common Stock subject to such Director NQSO on the date such Director NQSO is granted.

  (f) The purchase price of Common Stock acquired pursuant to a Director NQSO shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Director NQSO is exercised; (ii) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company's reported earnings and valued at their fair market value on the date of exercise; or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

  (g) A Director NQSO shall be exercisable during the lifetime of the Eligible Director with respect to whom it was granted only by the person to whom it was granted (whether the Eligible Director or a Trust), provided that such person during the Eligible Director's lifetime may designate a Trust to be a beneficiary with respect to the Director NQSO, and such beneficiary shall, after the death of the Eligible Director to whom the Director NQSO was granted, have all of the rights designated for such beneficiary. In the absence of such designation, after the death of the Eligible Director with respect to whom the Director NQSO was granted, if such Director NQSO was granted to the Eligible Director, the Director NQSO shall be exercisable by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution.

  (h) A Director NQSO shall not vest with respect to an Eligible Director, or the affiliate of such Eligible Director, as the case may be, (i) unless the Eligible Director, has, at the date of grant, provided three (3) years of prior continuous service as an Eligible Director, or (ii) until the date upon which such Eligible Director has provided one year of continuous service as an Eligible Director following the date of grant of such Director NQSO, whereupon such Director NQSO shall become fully vested and exercisable in accordance with its terms.

  (i) The Company may require any optionee under this Section 6, or any person to whom a Director NQSO is transferred under paragraph 6(g), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Director NQSO; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Director NQSO for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Director NQSO has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

  (j) Subject to the last sentence of this paragraph 6(j), each Director NQSO shall include a provision entitling the optionee to a further Nonqualified Stock Option (a "Director Re-Load Option") in the event the optionee exercises the Director NQSO evidenced by the Director NQSO grant, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms of the Director NQSO grant. Any such Director Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of the original Director NQSO; (ii) shall have an expiration date which is the same as the expiration date of the original Director NQSO; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the Common Stock subject to the Director Re-Load Option on the date of exercise of the original Director NQSO. Any such Director Re-Load Option shall be subject to the availability of sufficient shares under paragraph 3(a). There shall be no Director Re-Load Option on a Director Re-Load Option. Notwithstanding anything else in the Plan to the contrary, this paragraph 6(j) shall be of no force and effect from and after June 23, 1998.

  (k) For purposes of this Section 6, the term "Eligible Director" shall mean a member of the Board who is not an employee of the Company or any Affiliate, and the term "affiliate" shall mean a person that directly or indirectly controls, is controlled by, or is under common control with, the Eligible Director.

  7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

  Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

     (c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price of the Company from the sales proceeds before Common Stock is issued. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award Common Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e) In the event a person ceases to be an employee of or ceases to serve as a director or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

  8. COVENANTS OF THE COMPANY.

  (a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

  9. USE OF PROCEEDS FROM COMMON STOCK.

  Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

  10. MISCELLANEOUS.

  (a) The Board or Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest. Each Discretionary Stock Option providing for vesting pursuant to paragraph 5(e) shall also provide that if the employee's employment or a director's or consultant's affiliation with the Company is terminated by reason of death or disability (within the meaning of Title II or XVI of the Social Security Act and as determined by the Social Security Administration), the vesting schedule of Discretionary Stock Options granted to such employee, director or consultant or to the Trusts of such employee, director or consultant shall be accelerated by twelve months for each full year the employee has been employed by or the director or consultant has been affiliated with the Company. Discretionary Stock Options granted under the Plan that are outstanding on February 25, 1992, shall be amended to include the accelerated vesting upon death provided for in the preceding sentence of this paragraph 10(a) and Discretionary Stock Options granted under the Plan that are outstanding on June 18, 1996, shall be amended to include the accelerated vesting upon disability provided for in the preceding sentence of this paragraph 10(a).

  (b) Neither an optionee nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

  (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes hereof, and
(ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

  11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, the maximum number of shares which may be granted to a participant in a calendar year, the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards, and the number of shares of Common Stock to be granted as provided for in paragraphs 6(a) and 6(b). Such adjustment shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration".)

  12. CHANGE OF CONTROL.

  (a) Notwithstanding anything to the contrary in this Plan, in the event of a Change in Control (as hereinafter defined), then, to the extent permitted by applicable law: (i) the time during which Stock Awards become vested shall automatically be accelerated so that the unvested portions of all Stock Awards shall be vested prior to the Change in Control and (ii) the time during which the Options may be exercised shall automatically be accelerated to prior to the Change in Control. Upon and following the acceleration of the vesting and exercise periods, at the election of the holder of the Stock Award, the Stock Award may be: (x) exercised (with respect to Options) or, if the surviving or acquiring corporation agrees to assume the Stock Awards or substitute similar stock awards, (y) assumed; or (z) replaced with substitute stock awards. Options not exercised, substituted or assumed prior to or upon the Change in Control shall be terminated.

  (b) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

    (i) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

    (ii) at the time individuals who, as of April 2, 1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 2, 1991, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

    (iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

    (iv) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

  13. QUALIFIED DOMESTIC RELATIONS ORDERS

  (a) Anything in the Plan to the contrary notwithstanding, rights under Stock Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms "Alternate Payee" and "QDRO" are defined in paragraph 13(c) below.) The assignment of a Stock Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. The transfer of an Incentive Stock Option to an Alternate Payee may, however, cause it to fail to qualify as an Incentive Stock Option. If a Stock Award is assigned to an Alternate Payee, the Alternate Payee generally has the same rights as the grantee under the terms of the Plan; provided however, that (i) the Stock Award shall be subject to the same vesting terms and exercise period as if the Stock Award were still held by the grantee, (ii) an Alternate Payee may not transfer a Stock Award and (iii) an Alternate Payee is ineligible for Re-Load Options described at paragraph 5(j) or Director Re-Load Options described at paragraph 6(j).

  (b) In the event of the Plan administrator's receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of a Stock Award, transfer of the proceeds of the exercise of such Stock Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the grantee and Alternate Payee. A grantee's ability to exercise a Stock Award may be barred if the Plan administrator receives a court order directing the Plan administrator not to permit exercise.

  (c) The word "QDRO" as used in the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an "Alternate Payee") of an individual who is granted a Stock Award to an interest in such Stock Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a "qualified domestic relations order," as that term is defined in section 414(p) of the Code and section 206(d) of the Employee Retirement Income Security Act ("ERISA"), but for the fact that the Plan is not a plan described in section 3(3) of ERISA.

  14. AMENDMENT OF THE PLAN.

  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

    (i) increase the number of shares reserved for Stock Awards under the Plan;

    (ii) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the
  Code); or

    (iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
  Section 422(b) of the Code.

  (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.

  (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

  15. TERMINATION OR SUSPENSION OF THE PLAN.

  (a) The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. No Incentive Stock Options may be granted under the Plan after February 22, 2009.

  (b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

  16. EFFECTIVE DATE OF PLAN.

  The Plan shall become effective as determined by the Board.

                               [LOGO OF AMGEN]



                                                       Amgen Inc.
                                                       One Amgen Center Drive
                                                       Thousand Oaks, CA
                                                       91320-1799

     Printed on recycled paper                         (C) 1999 Amgen Inc. All
                                                    Rights Reserved.
                                                       P50206 300M/3-99

--------------------------------------------------------------------------------


                                                                  --------------
                                                                    NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                      IN THE
                                                                   UNITED STATES
                                                                  --------------

                ------------------------------------------------  ==============
                              BUSINESS REPLY MAIL                 ==============
                FIRST CLASS MAIL PERMIT NO. 67 THOUSAND OAKS, CA  ==============
                ------------------------------------------------  ==============
                                                                  ==============
                POSTAGE WILL BE PAID BY ADDRESSEE                 ==============
                                                                  ==============
                                                                  ==============
                Amgen Inc.                                        ==============
                Attn: Secretary, Mail Stop 27-4-A                 ==============
                One Amgen Center Drive
                Thousand Oaks, CA 91320-1799



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Amgen Inc.

[_] Yes, I do plan to attend the Annual Stockholders' Meeting on Tuesday, May
    4, 1999.

--------------------------------------------------------------------------------
Name                            (Please print)

--------------------------------------------------------------------------------
Address

                                                       (  )
--------------------------------------------------------------------------------
City                    State         Zip              Telephone No.






       YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND
                       THE ANNUAL STOCKHOLDERS' MEETING.

-------------------------------------------------------------------------------

                              [AMGEN LETTERHEAD]

MEMORANDUM

To:      All Employees Holding Amgen Inc. Common Stock
         Through Participation in the
         Amgen Inc. Retirement and Savings Plan and/or in the
         Retirement and Savings Plan for Amgen Puerto Rico, Inc.
         -------------------------------------------------------

From:    Armecia S. Medlock

Date:    _____________, 1999

Subj:    Amgen Inc. - 1999 Proxy Material

Since you have allocated a portion of your contributions in the Amgen Inc. Retirement and Savings Plan and/or in the Retirement and Savings Plan for Amgen Puerto Rico, Inc. (each referred to individually as the "Plan") toward purchasing shares of Common Stock of Amgen Inc., you are entitled to vote on the proposals to be presented at the May 4, 1999 Annual Stockholders' Meeting based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of March 5, 1999. If more than one Proxy/Direction card is enclosed, the number of such shares are printed above your name and address on the enclosed Plan Proxy/Direction card(s) that has "401(K)" next to such number of shares.

Your voting with respect to the Common Stock in your Plan account is held in the
--------------------------------------------------------------------------------
strictest confidence. No officer or employee of the Company or Amgen Puerto
--------------------
Rico, Inc. has the right to review your completed Plan Proxy/Direction card(s) indicating your voting preferences. If you return your completed Plan Proxy/Direction card(s) to any officer or employee of the Company or Amgen Puerto Rico, Inc., your votes cannot be counted. Please vote, sign, date and
                                                 ---------------------------
promptly mail the enclosed Plan Proxy/Direction card(s) to American Stock
-----------------------------------------------------------------------------
Transfer & Trust Company ("ASTTC") in the envelope provided.  If ASTTC does not
-----------------------------------------------------------
receive your completed Plan Proxy/Direction card(s) in a timely fashion, the trustee under the Plan will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of March 8, 1999 in certificate form, please check this package to make sure you have removed all of the Proxy/Direction cards sent to you. If you held additional Common Stock of the Company as of March 8, 1999 through a bank or broker, you will receive additional proxy cards for those shares from such bank or broker. In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at Extension 72409. Thank you for your prompt attention to this matter.

Enclosures

                               [AMGEN LETTERHEAD]

MEMORANDUM


To:       All Thousand Oaks-Based Employee
          Stockholders of Record as of March 8, 1999

From:     Armecia S. Medlock

Date:     _________, 1999

Subject:  Amgen Inc. - 1999 Proxy Solicitation Material
          ---------------------------------------------


The Company's Annual Stockholders' Meeting (the "Annual Meeting") will be held this year on May 4, 1999. As a stockholder of record on March 8, 1999, the record date for the Annual Meeting, you are entitled to vote on the proposals included on the agenda for the Annual Meeting. We have included in this mailing a return envelope and your Proxy/Direction card(s) representing those shares of Company Common Stock held by you in certificate form. Also enclosed, if applicable, are Proxy/Direction card(s) representing those shares of the Company's Common Stock allocated to your account in the Company's Retirement and Savings Plan and/or in the Retirement and Savings Plan for Amgen Puerto Rico, Inc. and an accompanying memorandum regarding the confidential voting of such shares. We have excluded from this mailing paper versions of the Company's 1998 Annual Report and 1999 Proxy Statement (the "proxy solicitation material") because this year, as with last year, you will be able to access this material on the internal AmgenWeb under "News."

After you have reviewed the proxy solicitation material, please promptly complete, sign and date all of the enclosed Proxy/Direction card(s) and return it/them to American Stock Transfer and Trust Company in the enclosed return envelope.

We hope that you will take advantage of this opportunity to access the proxy solicitation material on the AmgenWeb and, at the same time, assist the Company in its VEP effort to reduce distribution and printing costs. If you have any questions about accessing the proxy solicitation material on the AmgenWeb, please contact the Corporate Information Systems Service Center at Extension 74248. If you prefer to receive the printed version of the proxy solicitation material, please contact Beverly Alexander at Extension 76264.

If you have any questions regarding this memorandum, please call me at Extension 72409.

Thank you.

Enclosures

-------------------------------------------------------------------------------
                                                          PROXY/DIRECTION CARD


                                  AMGEN INC.
             One Amgen Center Drive, Thousand Oaks, CA 91320-1799

                     Proxy Solicited by Board of Directors

              For the Annual Meeting of Stockholders-May 4, 1999

Gordon M. Binder and George A. Vandeman (the "Proxy Holders"), or either of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Tuesday, May 4, 1999, and at any continuation, postponement or adjournment of that meeting upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       Change of Address:

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                    [SEE REVERSE SIDE]

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

     Please mark your
 [X] votes as in this
     example.

                                           WITHHOLD
                                         AUTHORITY FOR
                                         THE INDIVIDUAL
 1. To elect three                         NOMINEE(S)       2. To approve an amendment         4. To approve the
    directors to                          IDENTIFIED IN        to the Company's Restated          Company's Amended and
    hold office         FOR                 THE SPACE          Certificate of Incorporation,      Restated 1991 Equity
    until the Annual    ALL      WITHHOLD   PROVIDED           as amended, to increase the        Incentive Plan, as
    Meeting of        NOMINEES  AUTHORITY    BELOW             authorized number of shares        amended and restated
    Stockholders in                                            of Common Stock from               in 1999:
    the year 2002:      [_]       [_]          [_]             750,000,000 shares to
                                                               1,500,000,000 shares:
Nominees:  William K. Bowes, Jr., Judith C. Pelham and         FOR   AGAINST   ABSTAIN            FOR  AGAINST  ABSTAIN
Kevin W. Sharer                                                [_]     [_]       [_]              [_]    [_]      [_]


To withhold authority to vote for any nominee(s), write     3. To approve the material          5. To ratify the selec-
such nominee(s)' name below:                                   terms of the performance goals      tion of Ernst & Young
                                                               under which management incen-       LLP as independent
-------------------------------------------------------        tive plan Section 162(m)            auditors of the Company
-------------------------------------------------------        awards are to be paid under         for the year ending
                                                               the Amended and Restated            December 31, 1999
                                                               Management Incentive Plan:          Restated Plan:
                                                               FOR   AGAINST   ABSTAIN             FOR  AGAINST  ABSTAIN
                                                               [_]     [_]       [_]               [_]    [_]     [_]

                                                       In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the
                                                       Company or the Board of Directors at the Annual Meeting of Stockholders.

                                                       This Proxy/Direction Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees and FOR proposals 2, 3, 4 and 5. This Proxy/Direction Card also serves to instruct the respective trustees of the Amended and Restated Amgen Retirement and
                                                       Savings Plan and of the Amended and Restated Retirement and Savings Plan for
                                                       Amgen Puerto Rico, Inc. on how to vote shares held by the participants of such plans. The Board of Directors recommends a vote FOR election of the nominees for director and FOR proposals 2, 3, 4 and 5.

                                                       [_] Please indicate if a change of address was given on the reverse side.

                                                       As of the date hereof, the undersigned hereby acknowledges receipt of the
                                                       Notice of Annual Meeting of Stockholders to be held May 4, 1999, the accompanying Proxy Statement and the accompanying Annual Report of the
                                                       Company for the year ended December 31, 1998.


--------------  Date:--------- ---------------  Date:--------
Signatures(s)                  Signature(s)


NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.
       If signer is a partnership, please sign in partnership name by authorized person, stating title.

                          AMENDED AND RESTATED AMGEN

                               PERFORMANCE BASED

                           MANAGEMENT INCENTIVE PLAN


I.  PURPOSE

     This Amended and Restated Amgen Performance Based Management Incentive Plan (the "MIP" or the "Plan") is maintained by Amgen, Inc. (the "Company") to:

     A.  Attract and retain persons of outstanding competence.

     B.  Broaden the total compensation program.

     C. Stimulate outstanding effort to bring about exceptional operating performance and to reward the contributors to this performance by providing them with a share of the resulting benefits.

     The Plan is intended to supplement the Participant's base salary and result in total cash compensation for above average performance which exceeds the average compensation levels of comparable companies. The MIP consists of two plans: one plan for the payment of incentive awards that are intended to satisfy Internal Revenue Code Section 162(m)'s "qualified performance-based compensation" requirements and one plan for the payment of incentive awards that are not intended to satisfy Internal Revenue Code Section 162(m)'s "qualified performance-based compensation" requirements.


II.  BASIC CONCEPTS

     Since the purpose of this Management Incentive Plan is to stimulate and reward outstanding performance in the accomplishment of specific objectives, the Plan should generally be formally integrated with the objectives of the total management system. The Plan should thus support a continuing and meaningful emphasis on the effective use of goal setting and management by objectives and generally should be aligned with the goals reflected in the approved Annual Plan of the Company.

     Annual incentive award programs under the Plan shall be developed under the following basic concepts:

     A. The advance identification of the participants in the Plan and the establishment of target incentive awards, specific performance goals and the extent to which each such objective shall determine the actual award.

     B. The establishment of a range in the actual awards available under the Plan to reflect the achievements of the respective participants as well as the achievement of the Company-wide performance goals.




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III.  ELIGIBILITY

     A. Participation in the Amgen Management Incentive Plan shall be limited to all executive officers of the Company and its subsidiaries and certain other key employees of the Company and its subsidiaries nominated by the Chairman of the Board (the "Chairman") and approved by the Compensation Committee of the Board of Directors (each a "Participant").

     B. Unless otherwise specifically authorized by the Compensation Committee, persons approved for participation in the Amgen Management Incentive Plan shall be excluded from participation in any other cash bonus or incentive program.


IV.  BASIS OF PARTICIPATION

     A. Participants may receive incentive awards under the Management Incentive Plan on the basis of percentages established in advance -- as recommended by the Chairman and approved by the Compensation Committee of the Board of Directors as part of the annual compensation plan.

     B. The target incentive award for a Participant shall be developed in accordance with the following:

         1. In connection with the planning of their performance goals for the MIP year, the Chairman shall recommend (for approval by the Compensation Committee) the individual Participants and the target incentive award for each such Participant (expressed as a % of the base pay of the Participant).

         2. The target incentive award for each Participant (expressed as a % of base pay of the Participant) shall be established in accordance with guidelines established by the Compensation Committee. The Compensation Committee shall designate those target incentive awards intended to constitute "qualified performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as "Section 162(m) Awards" (such awards are hereinafter referred to as "Section 162(m) Awards").

             (a) Because of the many variables in establishing base salary structures, the Plan does not contemplate achieving any degree of uniformity in the relationship of awards to base pay. Therefore, the range of target incentive awards will be rather broad. Individual target incentive awards should be based upon consideration of:

                  (1) Relative significance of the individual's function in directly influencing the performance of the Company.

                  (2)  Relative performance rating of the individual.




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

                  (3) Length of time in position and/or Plan. Generally, it should be expected that initial percentages for new Participants will be set at levels which allow for gradual increases within the established range based upon Participant's performance.

                  (4) The relative competitive total compensation for the respective positions.

     C. Each Plan year, the Compensation Committee shall establish a formula for determining the amount of incentive award a Participant may receive and such formula shall specify the Participants or class of Participants to which such formula applies. Generally, a formula established by the Compensation Committee should reflect both (i) Company-wide goals ("Corporate Goals") which generally should be based on key elements of the Company's Annual Plan and (ii) specific goals relating to the performance of the respective Participant ("Individual Goals"). Corporate Goals and Individual Goals with respect to a
         Section 162(m) Award shall be objective and the formula with respect to a Section 162(m) Award must be objective and state the method for computing the amount that may be paid to the Participant if the
         performance goal or goals are attained.   A formula established by the
         Compensation Committee may provide that if certain specified goals are not met, no incentive awards will be awarded under the Plan for the Plan year to which such formula applies.

     D. Subject to Sections IV.E.4., VII.C., VIII.B., VIII.C. and VIII.D., the actual incentive award to a Participant under the Plan shall be computed according to the formula determined pursuant to Section IV.C.; provided, however, that the Compensation Committee shall have the discretion to increase or decrease the amount of the award payable (except that with respect to Section 162(m) Awards, the Committee shall not have the discretion to increase the amount payable pursuant to the formula). A Participant may receive an award that is less than, equal to or greater than his or her target incentive award provided, however, that the calculation of any Section 162(m) Award (including any increase above the target incentive award but excluding any decrease in the award payable) shall not be discretionary but rather shall be pursuant to an objective formula for computing the amount of compensation payable to the Participant if the applicable performance goals are attained.

     E.  Individual Goals shall be established as follows:

          1. Individual Goals should generally be based on business criteria underlying the Corporate Goals and relate to significant and measurable areas that require special attention during the current year. The purpose is to add special emphasis to those particular activities and reward for their accomplishments. From year-to-year, it is expected that the emphasis will change both in relation to the selected Individual Goals as well as to the importance of such goals in determining the actual incentive award. Individual Goals with respect to a Section 162(m) Award shall be based on one or more of the business criteria set forth in Section V.A.



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

          2. Individual Goals should generally be precise in establishing the targets and the basis for measurement of accomplishment.
              Wherever there can be variations in the degree of accomplishment (such as a dollar target for total revenues or joint ventures; a target for filing IND's or PLA's; etc.), the extent to which such goal will be considered satisfied upon attainment of the levels of accomplishment should be clearly stated. Individual Goals with respect to a Section 162(m) Award shall be precise in establishing the targets and the basis for measurement of accomplishment, and if there can be variations in the degree of accomplishment of an Individual Goal with respect to a Section 162(m) Award, the extent to which such goal will be considered satisfied upon attainment of the levels of accomplishment shall be clearly stated.

          3. Where Individual Goals relate to dollar objectives, they should be identified with or reconciled to amounts reflected in the Company's approved Annual Plan.

          4. If operating conditions during the year make it desirable to change emphasis on established Individual Goals or to establish new Individual Goals, a revised formula should be submitted to and approved by the Compensation Committee; provided, however, that this subsection IV.E.4. shall in no event apply to Section 162(m) Awards.


V.  PROVISIONS APPLICABLE TO SECTION 162(M) AWARDS

     A. Notwithstanding any provision of the Plan to the contrary, Section 162(m) Awards shall be paid solely on account of the attainment of one or more objective performance goals which are (i) preestablished by the Compensation Committee, (ii) based on one or more of the business criteria listed below in subsection V.B. and (iii) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is attained; provided, however, that Section 162(m) Awards may also be paid in accordance with Section VIII.B.

     B. Notwithstanding any provision of the Plan to the contrary, performance goals with respect to which Section 162(m) Awards may be paid shall be based on one or more of the following business criteria: return on capital employed, revenue growth, profit after taxes, product development, research, sales, in-licensing, out-licensing, mergers, acquisitions, sales of assets or subsidiaries, litigation, human resources, information services, manufacturing, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share, management, Board of Directors composition, year 2000, finance, net income, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital, return on assets, cost reductions or savings, funds from operations, appreciation in the fair market value of common stock, total return to stockholders and earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

     C. Notwithstanding any provision of the Plan to the contrary, the final award of any Section 162(m) Award (including any increase above the target incentive award but excluding any decrease in the award payable) shall not be discretionary but rather shall be pursuant to an objective formula for computing the amount of incentive award payable to the Participant if the applicable goals are attained.

     D. Notwithstanding any provision of the Plan to the contrary, for any Plan year the Committee may establish for any Participant a target incentive award intended to constitute a Section 162(m) Award or a target incentive award not intended to constitute a Section 162(m) Award ("Non-Section 162(m) Award") or both; provided, however, that if for any Plan year, the Committee establishes for any one Participant both a target Section 162(m) Award and a target Non-Section 162(m) Award, the performance goals underlying the target Section 162(m)
         Award must be different from the performance goals underlying the target Non-Section 162(m) Award. Furthermore, the Section 162(m)
         Award must be calculated separately from and without regard to the Non-Section 162(m) Award and the Non-Section 162(m) Award must be calculated separately from and without regard to the Section 162(m) Award.

     E. Notwithstanding any provision of the Plan to the contrary, to the extent necessary to comply with the qualified performance-based compensation requirements of Code Section 162(m), award formulas for any Section 162(m) Awards shall be adopted in each performance period by the Compensation Committee no later than the latest time permitted by Code Section 162(m) (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No Section 162(m) Awards shall be paid to Participants unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goals with respect to such Section 162(m) Award as required by Code Section 162(m). Although the Compensation Committee may in its sole discretion reduce a Section 162(m) Award payable to a Participant pursuant to the applicable formula, subject to Section VIII.B. the Compensation Committee shall have no discretion to increase the amount of a Participant's Section 162(m) Award as determined under the applicable formula.


VI.  ADMINISTRATION

     A. The overall administration of this Management Incentive Plan shall be under the direction of the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall consist solely of two or more members of the Company's Board of Directors who qualify as "outside directors" for Section 162(m) purposes.

     B. Responsibility for the operating administration of the Plan shall be under the direction of the Company's Vice President of Human Resources.



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

VII.  DETERMINATION OF AWARDS

     A. Promptly following the close of the Plan year, the respective managers shall evaluate the performance of the Participants, determine the extent to which Individual Goals were achieved (in terms of % achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 150%) and forward for review and approval (with respect to Section 162(m) Awards, such review and approval shall be by the Compensation Committee). In all cases, the extent to which Individual Goals were achieved shall be determined only after a self-assessment has been completed.

     B. The final determination of the extent to which Corporate Goals were achieved (in terms of % achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 150%) will be made by the Compensation Committee, promptly following the availability of year-end financial and technical results.

     C. Subject to the limitation that the maximum amount payable under the Plan to any employee during any calendar year may not exceed $1,800,000 and subject to Sections IV.D., IV.E.4., VIII.B., VIII.C. and VIII.D., dollar awards to Participants shall be computed according to the formula established under Section IV.C., using, to the extent applicable to such formula, the percent achievement determined in accordance with subsection A. above and the percent achievement determined in accordance with subsection B. above.

VIII.  PAYMENTS, TERMINATION OF EMPLOYMENT AND GENERAL CONDITIONS

     A. Subject to Section VIII.C. and VIII.D., payments to Participants who have been determined to be entitled to an award will be made in cash generally not later than the fifteenth day of the third month following the close of the Company's Fiscal Year.

     B. If a Participant dies or a Participant's employment is terminated for any reason prior to the end of the Plan year, the payment of any award (and in the case of death, the person or persons to whom such payment shall be made) shall be determined at the sole discretion of the Committee; provided, however, that a Participant who terminates employment prior to the end of the Plan year may receive a Section 162(m) Award at the discretion of the Committee only if such termination was due to death, disability or a change of ownership or control of the Company, unless the performance goals applicable to such Section 162(m) Award were attained prior to such termination.

     C. While it is the intent of the Company to continue the Plan during any year for which it is established and to make awards to Participants in accordance with these policies and guidelines, the Company reserves the right to amend, modify or terminate the Plan, any annual incentive program under the Plan or any Participant's participation in the Plan at any time or on such conditions as the Compensation Committee shall deem appropriate; provided, however, that once the Compensation Committee has established the performance goals underlying a

         Section 162(m) Award, the Committee may not change either such performance goals or the formula for computing whether such goals were met and the Committee may not increase the amount of the targeted
         Section 162(m) Award (the Compensation Committee may, however, decrease the amount of a Participant's actual Section 162(m) Award). No Participant shall have any right to any award under the Plan until such award and the amount thereof has been finally approved by the Compensation Committee and communicated to such Participant after the end of the year for which the award is being made.

     D. No awards shall be paid under the Plan unless and until the material terms of the performance goals under which Section 162(m) Awards may be paid have been approved by the Company's stockholders as required by Section 162(m) of the Code. So long as the Plan shall not have been previously terminated by the Company, the material terms of the performance goals under which Section 162(m) Awards may be paid shall be resubmitted for approval by the Company's stockholders in the fifth year after the material terms of the performance goals under which
         Section 162(m) Awards may be paid shall have first been approved by the Company's stockholders and every fifth year thereafter. In addition, the material terms of the performance goals under which
         Section 162(m) Awards may be paid shall be resubmitted to the Company's stockholders for approval if the Plan is amended in any way which changes the employees eligible under the Plan, the business criteria listed in Section V.B. above, the maximum amount of compensation which may be paid to any Participant under the Plan in any calendar year, or for purposes of Section 162(m), otherwise changes the material terms of the performance goals under which
         Section 162(m) Awards may be paid.



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